UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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KVH INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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# 2016 Proxy Statement
# Notice of Annual Meeting of Stockholders

This proxy statement and form of proxy are first being mailed to stockholders on or about April 29, 2016.

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842

April 25, 2016

Dear Fellow Stockholder:

We are pleased to invite you to attend the KVH 2016 Annual Meeting of Stockholders. The meeting will take place on Wednesday, June 15, 2016 at 11:00 a.m. local time in our world headquarters at 50 Enterprise Center, Middletown, Rhode Island.

Our strategy is driven by our commitment to finding solutions for our customers – whether it's broadband connectivity for a ship's crew, satellite TV for a family onboard a boat, or fiber optic gyros for cutting-edge autonomous applications. Over the last several years, through acquisitions and investment in our business, we have significantly expanded our product and service offerings to support our strategy and position KVH for continued growth. We are confident we have in place a highly capable management team as well as a capable group of directors who are well qualified to oversee the success of the business and to represent all stockholders. We believe that our current strategy will create significant long-term value for KVH stockholders.

In addition to this Proxy Statement, we encourage you to read our 2015 Annual Report for a more complete picture of our performance and how we are working to increase stockholder value.

Finally, we encourage you to vote – regardless of the size of your share holdings. Every vote is important, and your participation helps us do a better job of listening and acting on what matters to you as a stockholder. You can vote over the Internet, by telephone, or by mailing a completed proxy card as outlined in the accompanying proxy statement.

On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, June 15, 2016 at 11:00 a.m.
Place:	The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island
Items of Business:	Proposal 1: To consider and vote upon the election of two Class II directors to a three-year term;
Proposal 2: To approve the KVH Industries, Inc. 2016 Equity and Incentive Plan;
Proposal 3: To approve the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;
Proposal 4: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm; and
To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.
Record Date:
Our Board of Directors has fixed the close of business on Monday, April 18, 2016, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on April 18, 2016 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

Felise Feingold Secretary
April 25, 2016

YOUR VOTE IS IMPORTANT

Mail	Telephone	Internet	In Person

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your proxy card to vote by telephone.	Visit the website noted on your proxy card to vote via the Internet.	Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 15, 2016

This proxy statement and our 2015 annual report to stockholders are available on the Internet at
 www.kvh.com/annual.
You can read, print, download and search these materials at that website.
The website does not use "cookies" or other tracking devices to identify visitors.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual.

None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

PROXY SUMMARY

The proxy summary is an overview of information that you will find elsewhere in this proxy statement and our 2015 Annual Report. As this section is only a summary, we encourage you to read the entire proxy statement for more information about these topics before you vote.

ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 15, 2016 at 11:00 a.m. The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island

VOTING MATTERS

Management Proposals	Board Vote Recommendation	Page
1. Election of Directors	FOR Each Nominee	7
2. Approval of KVH Industries, Inc. 2016 Equity and Incentive Plan	FOR	8
3. Approval of KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan	FOR	17
4. Ratification of Appointment of Independent Public Accounting Firm	FOR	21

ELECTION OF DIRECTORS

The following table provides summary information about the two nominees for election to the Board as Class II Directors. Additional information for all Directors, including the nominees, may be found on pages 7, 22-23.

Name	Age	Director Since	Independent	Committee Membership
Martin A. Kits van Heyningen	57	1982	No	None
Charles R. Trimble	74	1999	Yes	Audit Committee Compensation Committee Nominating and Corporate Governance Committee

APPROVAL OF OUR NEW 2016 EQUITY AND INCENTIVE PLAN

We are asking our stockholders to approve a new compensation plan, the KVH Industries, Inc. 2016 Equity and Incentive Plan, or the 2016 Plan. The 2016 Plan replaces our 2006 Stock Incentive Plan, or the 2006 Plan, which terminated in February 2016. We currently have no equity compensation plan under which we may issue any equity-based awards (other than our employee stock purchase plan). The 2016 Plan provides for the issuance of both cash awards and equity-based awards, denominated in shares of our common stock, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance share awards and dividend equivalent rights. The 2016 Plan provides for the issuance of up to 3,000,000 shares of common stock, plus an additional number of shares (not to exceed 1,716,988) intended to "roll over" into the 2016 Plan shares subject to outstanding awards under our earlier plans that may be forfeited, cancelled, reacquired by us or terminated in the future and that, had they been issued under the 2016 Plan, would have been available for future grants.

Our Board recommends that stockholders approve the 2016 Plan so that we may continue to provide equity and incentive compensation intended to attract, retain and motivate current and prospective officers, employees, directors and

KVH Industries, Inc. 2016 Proxy Statement 1

PROXY SUMMARY

consultants. Our Board believes that stock options and other forms of equity and incentive compensation will promote our growth and provide a meaningful incentive to our officers, employees, directors and consultants to perform well.

Stockholder approval of the 2016 Plan is also necessary in order for us to grant stock options that will qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended, or the Code, and in order for certain incentive awards under the 2016 Plan to qualify for the performance-based compensation exemption from the deduction limitations of Section 162(m) of the Code.

Additional information regarding the 2016 Plan may be found on pages 8 to 17.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the amendment and restatement of our Amended and Restated 1996 Employee Stock Purchase Plan, or the 1996 Plan. The 1996 Plan permits our employees to purchase shares of our common stock on a tax-advantaged basis through payroll deductions at a discount to market price. As amended in April 2016, the 1996 Plan provides for the issuance of up to an aggregate of 1,650,000 shares, an increase of 1,000,000 shares from 650,000 shares, the number approved by our stockholders in 2013. As of April 18, 2016, 520 shares remain available for issuance under the 1996 Plan. Shareholder approval of the 1996 Plan is necessary in order to maintain the tax-advantaged nature of purchases under the plan.

In addition to the increase in the aggregate number of shares issuable under the 1996 Plan, the amended and restated plan revises the price at which shares may be purchased under the plan, as permitted by the Code, to equal 85% of the fair market value of our common stock on the first or last day of the applicable offering period, whichever is lower, rather than 85% of the fair market value of our common stock on the last day of the applicable offering period. The amended and restated plan also (a) removes a six-month restriction on the future participation of employees who are directors or officers and who withdraw from an offering under the plan, (b) removes a six-month restriction on the sale or transfer of shares purchased under the plan by employees who are also directors or officers, (c) removes a provision that limits the maximum number of shares available for purchase in any offering under the plan to 1% of the outstanding shares of our common stock, (d) modifies the formula for determining the number of shares that may be purchased in an offering by any participant, and (e) implements various other changes.

Additional information regarding the 1996 Plan may be found on pages 17 to 20.

GOVERNANCE HIGHLIGHTS

Our Board of Directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:

✓
Our directors are elected by majority voting
✓
We rotated our independent registered public accounting firm in June 2014
✓
We have a majority of independent directors
✓
All of the members of our audit, compensation and nominating and corporate governance committees are independent
✓
Executive sessions of independent directors are held at each regularly scheduled Board meeting
✓
Our independent directors attended 100% of the meetings of the Board in 2015
✓
We conduct a stockholder vote to ratify the selection of our independent registered public accounting firm
✓
The majority of director compensation is in the form of KVH common stock
✓
We have a strong pay-for-performance executive compensation philosophy
✓
We do not have any executive employment agreements or change in control agreements
✓
Our independent compensation consultant is hired by the compensation committee
✓
We conduct annual board and committee self-assessments
2 KVH Industries, Inc. 2016 Proxy Statement

PROXY SUMMARY

2015 BUSINESS HIGHLIGHTS

2015 was a productive and successful year for KVH, both in terms of our revenue growth and in our progress to position the company for future growth.

In 2015, we continued to grow our mobile broadband business and added important new services that both contributed to revenue and helped to provide a solid differentiating advantage. Last year, we also added a portfolio of new products to our guidance and stabilization business. Highlights of our business performance in 2015 include:

✓

We launched mini-VSAT Broadband 2.0, our second generation mini-VSAT Broadband solution

✓

We expanded capacity in our mini-VSAT Broadband network in the North Atlantic Ocean region (including Hudson Bay), the North Sea, the Mediterranean Sea, the Asia-Pacific region, the Pacific Northwest, the eastern coast of Canada, and the U.S.

✓

We enhanced our mini-VSAT Broadband satellite network with global MPLS and prioritized VoIP service

✓

Service revenues, including subscription-based service revenues, represented 47% of our total revenues

✓

We won three product excellence awards from the National Marine Electronics Association for our TracPhone V3-IP, the TracVision TV3, and the TracVision TV-series app

✓

We shipped our 5,000th TracPhone System for the mini-VSAT Broadband network

✓

We launched our new TracVision TV8 maritime satellite TV antenna

✓

We maintained our leadership position as the world's No. 1 maritime VSAT provider as of March 2015, supported by an independent industry report that confirmed that KVH had nearly twice the number of customers compared to our nearest competitor at that time

✓

Our Videotel training service is now on more than 12,000 vessels and we have provided over 100 million hours of training to hundreds of thousands of seafarers

2015 EXECUTIVE COMPENSATION

The 2015 compensation program for our named executive officers was comprised of three elements — base salary, cash-based incentive compensation and an annual equity grant. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH's business strategies and goals and stockholders' interests.

What We Do	What We Don't Do

✓

Offer competitive compensation that attracts and retains executive talent

✓

Align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants

✓

Emphasize variable performance-based compensation over fixed compensation

✓

Align payout of annual incentives to drivers of stockholder value, such as revenue and adjusted EBITDA

✓

Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

✓

Align individual performance goals with our business strategy

✓

Cap incentive payments

✓

Benchmark compensation against that of approximately 142 companies included in the Radford Executive High Technology Survey that have revenues of less than $200 million

✗    No long-term employment agreements

✗    No guaranteed severance programs

✗    No excise tax gross-ups

✗    No guaranteed salary increases

✗    No guaranteed bonuses

✗    No cash-based incentive compensation programs that are not tied to performance

✗    No repricing of stock options or stock appreciation rights

✗    No discounted stock options or stock appreciation rights

KVH Industries, Inc. 2016 Proxy Statement 3

PROXY SUMMARY

Compensation mix for our named executive officers during 2015 reflects these objectives, as shown in the chart. The percentages shown represent percentages of total target compensation, not total actual compensation, and as a result do not match the percentages calculable from actual compensation reflected in the Summary Compensation Table on page 35. Fixed pay represents the sum of salary, holiday bonus and perquisites; variable pay represents equity awards and non-equity incentive plan compensation.	Compensation Mix

Incentive compensation for 2015 was based on the compensation committee's assessment of the degree of achievement of the corporate and business unit performance goals for 2015 that the committee established early in that year, as well as individual performance in that year. We achieved 81% of our corporate target for adjusted EBITDA and 83% of the adjusted EBITDA target for our mobile broadband business unit. We did not achieve any of our corporate or business unit targets for revenue growth. Accordingly, based on the sliding scale used in the 2015 incentive plan, the Compensation Committee awarded bonus payments of 65% and 72% with respect to the portion of each named executive officer's incentive compensation target attributable to corporate or mobile broadband business unit, as applicable. Considering discretionary awards for individual performance, the cash-based incentive compensation actually received by our CEO for 2015 was 66% of his base salary, rather than the targeted 90% of his base salary, and the cash-based incentive compensation actually received by our other named executive officers ranged from approximately 26% to 39% of their respective base salaries, rather than the targeted range of 35% to 50% of their respective base salaries.

Actual Annual Incentive Versus Target (Percentage of Base Salary)	Actual Annual Incentive Versus Target (Percentage of Base Salary)

4 KVH Industries, Inc. 2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal 1	To elect two Class II directors to a three-year term.
Proposal 2	To approve the KVH Industries, Inc. 2016 Equity and Incentive Plan.
Proposal 3	To approve the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.
Proposal 4	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

When is the record date?

Our Board of Directors has fixed the close of business on Monday, April 18, 2016, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 16,499,302 shares of our common stock outstanding. Each share of common stock outstanding on the record date will be entitled to cast one vote.

What are the methods of voting?

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

By signing and returning the proxy card in the enclosed envelope, you are enabling the individual named on the proxy card (known as a "proxy") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

What constitutes a quorum?

Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

KVH Industries, Inc. 2016 Proxy Statement 5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What vote is required for approval?

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term (proposal 1), to approve our 2016 Equity and Incentive Plan (proposal 2), to approve our Amended and Restated 1996 Employee Stock Purchase Plan (proposal 3), to approve the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm (proposal 4) and to approve any other matter to be acted upon at the annual meeting. For more information on majority voting, please see "Board of Directors and Committees of the Board – Corporate Governance – Majority Voting."

What are abstentions and broker non-votes, and what effect do they have?

Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker "non-votes" will not have any effect on the outcome of the vote on any proposal.

Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Who is soliciting my vote? Are they paid solicitors?

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

How can a proxy be revoked?

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

✓
sign and return another proxy card with a later date;

✓
provide written notice of the revocation of your proxy to our secretary;

✓
if you voted by Internet or telephone, by following the instructions for revocation provided by Internet or telephone; or

✓
attend the meeting and vote in person.
6 KVH Industries, Inc. 2016 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 concerns the election of two Class II directors for three-year terms.

Our Board of Directors currently consists of six directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class II directors is expiring.

Our Nominating and Corporate Governance Committee has nominated Martin A. Kits van Heyningen and Charles R. Trimble to serve as Class II directors for a three-year term. Our stockholders last elected Messrs. Kits van Heyningen and Trimble at our annual meeting of stockholders in May 2013, and their current terms will expire at the 2016 annual meeting.

Director Nominees

Term Ending 2016

Martin A. Kits van Heyningen Age: 57 President Chief Executive Officer Chairman of the Board of Directors	Charles R. Trimble Age: 74 Director Committee Membership: ➢ Audit Committee Member ➢ Compensation Committee Member ➢ Nominating and Corporate Governance Committee Member

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our Chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued six patents. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 30 years of industry experience as well as his executive leadership and management experience as our founder, president, chief executive officer and Chairman of the Board of Directors.

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard's Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he was Chairman of the United States GPS Industry Council from 1996 to 2013. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 17 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.

KVH Industries, Inc. 2016 Proxy Statement 7

PROPOSAL 1 – ELECTION OF DIRECTORS

Proxies will not be voted at the 2016 annual meeting for more than two candidates.

Messrs. Kits van Heyningen and Trimble have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board of Directors will designate at that time.

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term. In accordance with our director resignation policy, each of Messrs. Kits van Heyningen and Trimble has submitted his resignation in advance of the annual meeting, and each resignation will only become effective if (a) the candidate fails to receive a majority of the votes properly cast on his re-election and (b) our Board accepts his resignation. For more information about majority voting and our director resignation policy, please see "Board of Directors and Committees of the Board – Corporate Governance – Majority Voting."

Our Board of Directors recommends that you vote FOR the election of Messrs. Martin A. Kits van Heyningen and Charles R. Trimble as our Class II directors.

PROPOSAL 2: APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

Proposal 2 concerns the approval of a new equity and incentive plan, the KVH Industries, Inc. 2016 Equity and Incentive Plan.

We are asking our stockholders to approve the KVH Industries, Inc. 2016 Equity and Incentive Plan, or the 2016 Plan, which was approved by our Board of Directors on April 21, 2016, subject to stockholder approval. The Board believes it is in our best interests to adopt the 2016 Plan because our 2006 Stock Incentive Plan, or the 2006 Plan, terminated in February 2016 and, as a result, we currently have no equity compensation plan under which we may issue any equity-based awards (other than our employee stock purchase plan). Stockholder approval of the 2016 Plan is also necessary in order for us to grant stock options that will qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended, or the Code, and in order for certain incentive awards under the 2016 Plan to qualify for the performance-based compensation exemption from the deduction limitations of Section 162(m) of the Code.

The total number of shares of our common stock issuable under the 2016 Plan is 3,000,000, plus an additional number of shares (not to exceed 1,716,988) intended to "roll over" into the 2016 Plan shares subject to outstanding awards under our earlier plans that may be forfeited, cancelled, reacquired by us or terminated in the future and that, had they been issued under the 2016 Plan, would have been available for future grants. In establishing the number of shares subject to the 2016 Plan, our Board considered the number of shares expected to be necessary to enable us to continue to make competitive grants under the 2016 Plan for several years. Our Board recommends that stockholders approve the 2016 Plan so that we may continue to provide equity and incentive compensation intended to attract, retain and motivate current and prospective officers, employees, directors and consultants. Our Board believes that stock options and other forms of equity and incentive compensation will promote our growth and provide a meaningful incentive to our officers, employees, directors and consultants to perform well.

As of April 18, 2016, there were outstanding under all of our plans (a) stock options to purchase 1,036,422 shares of our common stock at a weighted average exercise price of $10.89 per share and a weighted average remaining term of 2.24 years (none of which has dividend equivalent rights) and (b) 680,566 unvested shares of restricted stock. At that date, no other equity awards were outstanding under any of our plans, and no shares were available for the issuance of any new awards under any of our plans (other than our employee stock purchase plan).

The 2016 Plan provides for the issuance of cash awards. As described below, Section 162(m) of the Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our Chief Executive

8 KVH Industries, Inc. 2016 Proxy Statement

PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

Officer and our three next most highly paid executive officers (other than our Chief Financial Officer), except to the extent that such compensation qualifies as performance-based compensation under criteria established by the Internal Revenue Service. We currently anticipate that our present and future short-term cash incentive programs, when combined with salary and other compensation that does not qualify as performance-based, may result in more than $1.0 million in compensation for certain executive officers, particularly our Chief Executive Officer. Accordingly, we have included cash awards in the 2016 Plan so that, if our stockholders approve the plan, future cash awards that meet the requirements for performance-based compensation under Section 162(m) will not be subject to the $1.0 million cap, which will help us to preserve the deductibility of our executive compensation and thereby reduce U.S. federal income taxes that we may otherwise be required to pay. We currently anticipate that a portion of our future short-term cash incentive programs for our executive officers will qualify as performance-based compensation under Section 162(m), although we retain the flexibility to adopt compensation programs that would not qualify as performance-based compensation (such as discretionary awards).

As of April 18, 2016, there were 16,499,302 shares of our common stock outstanding. The approval of the 2016 Plan will result in potential dilution of our outstanding stock. Based solely on the closing price of our common stock on April 18, 2016 of $9.73 per share, the aggregate market value of the 3,000,000 shares of common stock to be reserved for issuance under the 2016 Plan (which excludes shares that may be rolled over from forfeitures, cancellations, reacquisitions and terminations of awards that are outstanding under our earlier plans) would be $29,190,000.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the 2016 Plan.

Our Board of Directors recommends that you vote FOR the approval of the KVH Industries, Inc. 2016 Equity and Incentive Plan.

Description of the KVH Industries, Inc. 2016 Equity and Incentive Plan

The following is a summary of the material features of the 2016 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the 2016 Plan, a copy of which is attached to this proxy statement as Appendix A.

The 2016 Plan provides for the issuance of both cash awards and equity-based awards, denominated in shares of our common stock, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance share awards and dividend equivalent rights.

Purpose

The purpose of the 2016 Plan is to (a) provide long-term incentives and rewards to our officers, employees, directors and other key persons (including consultants), including those of our subsidiaries, who we believe are in a position to contribute to our long-term success and growth, (b) help us attract and retain persons with the requisite experience and ability, and (c) more closely align the interests of these officers, employees, directors and other key persons with the interests of our stockholders.

Administration

The 2016 Plan will be administered by our Board of Directors or a committee of two or more directors who are intended to qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as determined by the Board. The Board or any such committee in its capacity as administrator of the 2016 Plan is referred to as the "administrator" of the plan. For purposes of awards to directors or officers who are subject to Section 16 of the Exchange Act, the administrator will be deemed to include only directors who are determined by the Board to be "non-employee directors" under Rule 16b-3 under the Exchange Act, and for purposes of performance-based awards, the administrator will be a committee composed of two or more directors who are determined by the Board to be "outside directors" under Section 162(m) of the Code. In general, an outside director is a director who is not a current employee, a former employee who receives compensation for prior services, a former officer, or a person that receives remuneration from us, either directly or indirectly in exchange for goods or services, in any capacity other than as a director. The failure of any person to qualify as a non-employee director or an outside director will not affect the validity of any award granted or other action taken under the plan.

KVH Industries, Inc. 2016 Proxy Statement 9

PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

The administrator is generally granted broad authority to administer the 2016 Plan, including the power to determine and modify the terms and conditions, not otherwise inconsistent with the terms of the plan, of any award. The administrator has the power to determine the individuals to whom awards will be granted, the types of awards to be granted, the time of grant, the number of shares to be subject to any award, the terms and conditions of any award, and whether to amend or waive those terms and conditions or accelerate any period of vesting or exercisability. However, the 2016 Plan limits the administrator's ability to take certain actions, including:

•
Limitation on Repricing – The administrator may not reprice stock options or stock appreciation rights without stockholder approval. For this purpose, "repricing" means reducing the exercise price of any stock option or stock appreciation right; canceling any stock option or stock appreciation right in exchange for a stock option or stock appreciation right with a lower exercise price; canceling any stock option or stock appreciation right in exchange for another award; canceling any stock option or stock appreciation right in exchange for cash (excluding a cash-out on a change of control); or taking any other action that would constitute a repricing under generally applicable accounting principles.

•
Minimum Vesting Period – The administrator may not grant any award that vests or becomes exercisable within one year after the date of grant, or grant any unrestricted stock award, except that the administrator may issue awards, including unrestricted stock awards, resulting in the issuance of up to 5% of the maximum number of shares available for issuance under the 2016 Plan without regard to these minimum vesting or exercisability requirements.

•
Minimum Performance Period – Other than by reason of, or in connection with, death, disability or a change of control, the administrator may not, without stockholder approval, accelerate or amend the aggregate period over which any performance share award is measured such that it is less than one year.

If we acquire another company, these limitations do not apply in connection with the initial issuance of any awards that we may issue in substitution for awards issued by that company.

We have not granted any excise tax gross-up protections in connection with any outstanding award under any of our earlier plans, and the 2016 Plan does not provide for any excise tax gross-up.

The administrator may adjust or modify awards granted to participants working outside the United States, and adopt sub-plans, to comply with applicable law and fulfill the purposes of the 2016 Plan.

The administrator may delegate authority to one or more executive officers to grant awards at fair market value to persons who are not subject to Section 16 of the Exchange Act and who are not "covered persons" under Section 162(m) of the Code. The administrator must specify a limit on the number of awards that may be granted and establish guidelines for the exercise price of any stock option, the conversion ratio or price of other awards and vesting criteria.

All decisions and interpretations of the administrator are binding on all persons subject to the plan, including the company and recipients of awards.

Shares available for issuance

The total number of shares of our common stock issuable under the 2016 Plan is 3,000,000, plus an additional number of shares (not to exceed 1,716,988) equal to the number of shares subject to outstanding awards under our earlier plans that are subsequently forfeited, cancelled, reacquired by us or otherwise terminated (other than by exercise), but only if such shares would have been added back to the shares available for issuance under the 2016 Plan if they had been issued pursuant to an award under the 2016 Plan. Any such shares would be added at the ratio of one share for each share subject to such a stock option or stock appreciation right or two shares for each share subject to other types of such awards.

Solely for purposes of the overall limitation on the number of shares available under the 2016 Plan, each stock option and stock appreciation right granted under the 2016 Plan will reduce the number of shares available for grant by one share for every one share granted, and each grant of any other type of award (sometimes referred to as a "full value award") will reduce the number of shares available for grant by two shares for every one share granted.

The maximum number of shares with respect to awards that may be granted under the 2016 Plan to any individual may not exceed 250,000 shares (or, in the case of a non-employee director 100,000 shares) in any fiscal year.

If an award is forfeited, cancelled, satisfied without the issuance of shares or otherwise terminated, or if shares were issued pursuant to an unvested full value award and were reacquired by us at no more than the grantee's purchase price, the number of shares that were removed from the pool of available shares under the 2016 Plan with respect to that award will be restored to the pool. However, if an award is exercised through tendering or attesting to the ownership of previously owned shares or through withholding shares that would otherwise be awarded (including shares withheld for tax withholding purposes), the pool of available shares will be reduced by the gross number of shares being exercised, without reduction for the number of shares tendered, attested to or withheld. The 2016 Plan also provides that any shares that we may

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

repurchase with the proceeds from the exercise of any stock option will not be added to the pool of shares available under the plan.

The 2016 Plan authorizes the administrator to grant awards in substitution for stock and other equity-based awards held by employees, directors and other key persons of another company that we may acquire on such terms as the administrator may consider appropriate. Any such substitute awards do not count against the limit on the number of awards that may be granted to any individual under the plan in any fiscal year.

Shares available for issuance under the 2016 Plan include authorized but unissued shares of our common stock and treasury shares, including shares purchased on the open market.

Eligibility

Incentive stock options may only be granted to our employees. All other awards may be granted to our employees, officers, directors and key persons (including consultants and prospective employees). As of April 18, 2016, four directors and 544 employees were eligible to receive awards in the 2016 Plan.

Types of awards

Options.    The 2016 Plan permits the grant of options to purchase common stock that are intended to qualify as "incentive stock options" under the Code and options that do not qualify as incentive stock options, which are referred to as non-qualified stock options. Incentive stock options may only be granted to our employees. Non-qualified stock options may be granted to our employees, officers, directors, consultants or advisors in the discretion of our Board of Directors.

The exercise price of each stock option will be determined by the administrator at the time of grant and may not be less than 100% of the fair market value of our common stock on the date of grant.

The term of each option may not exceed ten years from the date of grant.

If we grant incentive stock options to a person holding 10% or more of our outstanding voting stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant, and the term of such option may not exceed five years from the date of grant.

In general, the aggregate fair market value of shares of our common stock subject to incentive stock options granted under the 2016 Plan (and any of our other plans) that may become exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

Stock options become exercisable at such time or times, whether or not in installments, as the administrator shall determine on or after the date of grant.

Stock options are not transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the administrator, in its sole discretion, may provide in the award agreement for a stock option, or may agree in writing with respect to an outstanding stock option, that the optionee may transfer non-qualified stock options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing to be bound by all of the terms and conditions of the 2016 Plan and the applicable option.

In general, an optionee may pay the exercise price of an option in cash or, if permitted by the applicable option agreement, by tendering (or attesting to the ownership of) shares of our common stock not subject to restrictions under any plan, by a "cashless exercise" through a broker supported by an irrevocable instruction to such broker to deliver sufficient funds to pay the applicable exercise price, by reducing the number of shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of the options being exercised, or by any other method permitted by the administrator.

Stock appreciation rights.    Pursuant to the 2016 Plan, we may grant stock appreciation rights, which are awards entitling the recipient to receive cash or shares of our common stock having a value on the date of exercise equal to the product of (a) the difference between the fair market value of one share of our common stock on the date of exercise and the exercise price of such stock appreciation right, multiplied by (b) the number of shares of stock with respect to which the stock appreciation right shall have been exercised. The exercise price of stock appreciation rights may not be less than 100% of the fair market value of our common stock on the date of grant, and the terms and conditions of stock appreciation rights will be determined from time to time by the administrator, except that the term of any stock appreciation right may not exceed ten years from the date of grant. Stock appreciation rights become exercisable at such time or times, whether or not in installments, as the administrator shall determine on or after the date of grant. Except as specifically provided in an award agreement, stock appreciation rights and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Restricted stock awards.    Pursuant to the 2016 Plan, we may grant restricted stock awards, which are awards entitling the recipient to acquire, at such a purchase price, if any, as the administrator may determine, shares of our common stock subject to such restrictions and conditions

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

as the administrator may determine at the time of grant. Conditions may be based on continuing employment or achievement of pre-established performance goals and objectives. Restricted stock subject to vesting upon the attainment of performance goals or objectives will not vest until the later of (a) the attainment of the stated performance goals or objectives or (b) the completion of a restriction period of at least one year after the date of grant. All other restricted stock will vest after a restriction period of at least three years after the date of grant, provided that any restricted stock with a time-based restriction may become vested incrementally over such three-year period. A holder of a restricted stock award may exercise voting rights upon (a) execution of a written instrument setting forth the award and (b) payment of the applicable purchase price, if any. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of before the shares are vested, except as specifically provided in a restricted stock award agreement.

Restricted stock units.    Pursuant to the 2016 Plan, we may grant restricted stock units, which are awards entitling the holder, upon vesting of the award, to receive a number of shares of common stock as determined in the award agreement; provided, however, that the administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a restricted stock unit will be settled in cash. The administrator will determine the restrictions and conditions applicable to each restricted stock unit at the time of grant. Conditions may be based on continuing employment or achievement of pre-established performance goals and objectives. Restricted stock units subject to vesting upon the attainment of performance goals or objectives will not vest until the later of (a) the attainment of the stated performance goals or objectives or (b) the completion of a restriction period of at least one year after the date of grant. All other restricted stock units will vest after a restriction period of at least three years after the date of grant, provided that any restricted stock units with a time-based restriction may become vested incrementally over such three-year period. A holder of a restricted stock unit will only have rights as a stockholder upon settlement of restricted stock units if the settlement is made in shares of common stock. Except as specifically provided in an award agreement, restricted stock units and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Unrestricted stock awards.    Pursuant to the 2016 Plan, we may grant unrestricted stock awards, which are awards of shares of common stock free of any restrictions under the plan. The right to receive shares of unrestricted stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Performance share awards.    Pursuant to the 2016 Plan, we may grant performance share awards, which are awards entitling the recipient to acquire shares of common stock upon the attainment of specified performance goals; provided, however, that the administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a performance share award will be settled in cash. The period during which performance is to be measured for performance share awards shall not, at the time time of issuance, be less than one year. Except as specifically provided in an award agreement, performance share awards and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Dividend equivalent rights.    Pursuant to the 2016 Plan, we may grant dividend equivalent rights, which are awards entitling the recipient to receive credits based on cash dividends that would be paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates). A dividend equivalent right may be granted as a component of another award (other than a stock option or stock appreciation right), and may provide that such dividend equivalent right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right shall expire or be forfeited or annulled under the same conditions as such other award.

Cash awards.    The administrator, in its discretion, may provide for cash payments to be made under the 2016 Plan. Cash awards may be made subject to such terms, conditions and restrictions as the administrator considers necessary or advisable.

Performance-based awards to covered employees.    Under the 2016 Plan, we may grant performance-based awards, which are restricted stock awards, restricted stock units, performance share awards and cash awards that are granted to "covered employees," as defined in Section 162(m) of the Code, as "performance-based compensation" under Section 162(m). If the 2016 Plan is approved by our stockholders, performance-based awards preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. The criteria that will be used to establish performance goals will be limited to the following: (a) stock price, (b) market share, (c) gross or net sales, (d) gross or net revenue, (e) return on equity, assets, investment or capital, (f) economic profit (economic value added), (g) total shareholder return, (h) working capital, (i) costs or expenses, (j) margins, (k) earnings (including EBITDA) or earnings per share, (l) cash flow (including adjusted operating cash flow), (m) customer satisfaction,

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

(n) operating income, (o) net income, (p) research and development, (q) product releases, (r) manufacturing, (s) acquisitions, divestitures, joint ventures, licenses or other strategic transactions, or (t) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or market index. With respect to a particular performance period, the administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted and the goals that will be used to measure the performance for the period. Each award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance goals. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. The maximum number of shares subject to performance-based awards payable to any one covered employee with respect to each year of a performance period is 300,000. With respect to any cash awards, no more than $2,000,000 may be paid to any one covered employee with respect to each year of a performance period.

Automatic director awards

Under a policy adopted by the Compensation Committee in April 2009, as amended in April 2016, each of our non-employee directors will automatically receive, under the 2016 Plan, upon his or her initial election to the Board (or, if already a director, upon first being elected as a non-employee director), a restricted stock award with respect to 10,000 shares of our common stock and will receive, on the date of the first Board meeting following each annual meeting thereafter, a restricted stock award with respect to an additional 5,000 shares, if then serving as a director. Each award will vest in four equal quarterly installments after the date of the grant.

In addition, under this policy, each of our non-employee directors appointed to serve on the Audit Committee of the Board will automatically receive, under the 2016 Plan, upon his or her initial appointment to the Audit Committee, a restricted stock award with respect to 5,000 shares of our common stock and will receive, on each anniversary of such appointment, a restricted stock award with respect to an additional 5,000 shares of common stock, as long as such director continues to serve on the Audit Committee. Each award will vest in four equal quarterly installments after the date of grant.

The terms of the automatic grant policy may be changed by the Board of Directors at any time.

Recoupment of compensation

The 2016 Plan provides that all awards under the plan are subject to recoupment or clawback of compensation under any provision of applicable law, any term of any award agreement and any policy that we may adopt from time to time. The administrator is entitled to take whatever action it determines to be necessary or appropriate to recover all or any portion of an award or any stock, payment or other compensation acquired or received in respect of that award arising or resulting from any misconduct, accounting restatement to correct an error, or any other miscalculation, error or mistake. Remedies available to the administrator include the termination, cancellation, reduction, limitation, rescission, amendment or modification of any award or any vesting, issuance of shares, payment or other consideration in respect of any award.

Adjustments for changes in common stock and other events

In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other similar change in our capital stock, or any merger, consolidation, conversion or sale of all or substantially all of our assets, the administrator will make appropriate or proportionate adjustments to the 2016 Plan and awards outstanding under the plan.

The administrator may also adjust the number of shares subject to awards and the exercise price or other terms of awards to take into consideration material changes in accounting principles or practices, extraordinary dividends, acquisitions or dispositions or other events if the administrator determines that the adjustment is appropriate to avoid distortion in the operation of the plan. No such adjustment will be made to incentive stock options, without the consent of the optionee, if it would constitute a certain type of modification, extension or renewal of the option under the Code.

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

Effect of a change of control

If we experience a "change of control," as defined in the 2016 Plan, then the administrator will have the sole discretion to take one or more (or none) of the following actions:

•
the administrator may make appropriate provision for each outstanding award to be assumed or to remain outstanding after the change of contol, in which case, if in connection with the change of control our common stock is converted into or exchanged for other securities or other property, the administrator will make an appropriate or proportionate adjustment in the securities or property subject to such awards, and any exercise price thereof (but this adjustment does not accelerate the vesting or exercisability of any award, which remains solely within the discretion of the administrator and, subject to any such discretionary acceleration, the holder of any award will not be entitled to receive any substitute consideration (other than securities subject to restriction under a restricted stock award) until the exercise or vesting of that award;

•
the administrator may accelerate the time for exercise of, and waive any or all conditions and restrictions on (including deeming any performance goals to be satisfied at the target level or, in the administrator's discretion, based on actual performance achieved through the effective date of the change of control), each unexercised and unexpired award;

•
the administrator may provide for a cash payment to each holder of an outstanding option or stock appreciation right, in exchange for the termination of such awards, equal to the difference between (1) the product of the fair market value of the per share consideration a holder of one share of our common stock would receive upon consummation of the change of control multiplied by the number of shares subject to such outstanding option or stock appreciation right, to the extent exercisable (including as a result of any acceleration in connection with the change of control) and (2) the aggregate exercise price of the option or stock appreciation right; or

•
each outstanding award may be cancelled by the administrator as of the effective date of a change of control, provided that (x) prior written notice of such cancellation is given to each holder of such an award and (y) each holder of such a stock option or stock appreciation right will have the right to exercise any exercisable award during a specified period of time preceding the effective date of the change of control.

The administrator need not take the same or similar action with respect to any two or more awards and will have the sole discretion to determine whether and to what extent any action it takes will apply to all, or only some, or none of the awards.

In general, a change of control includes (a) any "person" (as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of our outstanding securities, (b) the consummation of a merger of consolidation, other than a transaction in which our voting securities outstanding immediately before such consummation represent more than 50% of the combined voting power of the voting securities of the surviving entity (or a parent) outstanding immediately after such merger or consolidation, (c) the closing of the sale of all or substantially all of our assets, (d) our incumbent directors, and their successors approved by a majority vote, ceasing to constitute at least a majority of the Board and (e) a complete liquidation or dissolution of the company.

Change in status

If the employment or other service relationship of the holder of a stock option or stock appreciation right terminates, the stock option or stock appreciation right may be exercised within the period of time specified in the award agreement, to the extent that the award is vested on the date of termination. If the award agreement does not specify other periods, a stock option or stock appreciation right will terminate immediately upon the date of termination in the event of termination by us for cause (as defined in the 2016 Plan) and will remain exercisable (to the extent vested on the date of termination): (a) in the case of any termination other than for disability (as defined in the 2016 Plan), death or cause, for three months following the date of termination; or (b) in the case of termination for disability or death, or if the holder dies within three months after his or her date of termination, for twelve months following the date of termination. In any event, no stock option or stock appreciation right may be exercised after the expiration of the term of such award.

Amendment or termination

Subject to requirements of law or any stock exchange or similar rules that would require a vote of our stockholders, our Board of Directors may, at any time, amend or discontinue the 2016 Plan, and the administrator may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect a recipient's rights under any outstanding award without his or her consent.

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

New plan benefits

Except for the automatic grants of restricted stock awards to non-employee directors described above, the grant of awards under the 2016 Plan is within the discretion of the administrator. Accordingly, we are unable to determine the number of awards that will be received by or allocated to any participant under the 2016 Plan, except as described below.

The following table provides information concerning the benefits that we can determine will be received by:

•
each executive officer named in the summary compensation table;

•
all current executive officers, as a group;

•
all current directors who are not executive officers, as a group; and

•
all employees who are not executive officers, as a group.

The information in the following table is limited to the annual automatic grants of restricted stock to non-employee directors.

New Plan Benefits

KVH Industries, Inc. 2016 Equity and Incentive Plan

Name and Position	Number of Shares
Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors	—
Peter A. Rendall Chief Financial Officer	—
Brent C. Bruun Executive Vice President, Mobile Broadband	—
Robert J. Balog Senior Vice President, Engineering	—
Felise B. Feingold Vice President, General Counsel	—
Robert W.B. Kits van Heyningen Vice President, Research and Development and Director	—
All current executive officers, as a group	—
All current directors who are not executive officers, as a group(1)	40,000
All employees who are not executive officers, as a group	—

(1)
At the end of 2015, we had four non-employee directors, all of whom served on the Audit Committee of the Board. The amount shown in the table represents the aggregate number of shares of common stock subject to restricted stock awards that will be granted on the date of the first Board meeting following each annual meeting of stockholders to four non-employee directors, assuming we will have four non-employee directors who will be re-elected as directors at the annual meeting or whose term will continue after the annual meeting, plus the aggregate number shares of common stock subject to restricted stock awards that will be granted annually to continuing members of the Audit Committee, assuming we will have four directors who will continue to serve as members of the Audit Committee during the year. The amount shown does not include 10,000 shares of common stock subject to restricted stock awards that will be granted to each non-employee director who joins our Board of Directors in the future or 5,000 shares of common stock subject to restricted stock awards that will be granted to each director who joins the Audit Committee in the future.

Federal income tax consequences of the 2016 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 2016 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each award recipient should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

Non-qualified stock options.    The holder of a non-qualified stock option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a non-qualified stock option, the difference between the fair market value of the common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise. That fair market value becomes the basis for the underlying shares, which will be used in computing any capital gain or loss upon disposition of the shares. The capital gain or loss will be long-term gain or loss if the holder has held the stock for more than one year after the date of exercise of the option.

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PROPOSAL 2 – APPROVAL OF KVH INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN

Incentive stock options.    Except as described below with respect to the alternative minimum tax, the holder of an incentive stock option recognizes no income for federal income tax purposes on either the grant or exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive stock option within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year and one-year periods, which is considered a "disqualifying disposition," the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be treated as compensation to the holder taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares were held for more than one year after exercise of the option.

The excess of the fair market value of the common stock over the exercise price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Stock appreciation rights.    The recipient of a stock appreciation right recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a stock appreciation right, the recipient will recognize as ordinary income the difference between the fair market value of the common stock on the date of exercise and the exercise price of the stock appreciation right, multiplied by the number of shares for which the stock appreciation right is exercised. If the recipient of a stock appreciation right does not exercise such right, the recipient will recognize as ordinary income the excess of the fair market value of the common stock on the last day of the term of the stock appreciation right over the exercise price of the stock appreciation right, if any, multiplied by the number of shares of common stock subject to the stock appreciation right.

Restricted stock awards.    The recipient of a restricted stock award usually recognizes income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss if more than one year has passed since the shares vested.

However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, rather than the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.

Restricted stock units.    The recipient of a restricted stock unit recognizes no income until the recipient receives shares of common stock issued in connection with the award. Upon such receipt, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over any amount the recipient paid for the shares. Upon the subsequent disposition of shares received pursuant to a restricted stock unit, the recipient will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the recipient received them. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.

Although restricted stock units vest much like restricted stock awards, the Section 83(b) election described above does not apply to restricted stock units because they are unfunded and unsecured promises to issue stock in the future, and thus are not property as contemplated by that section of the Code.

Unrestricted stock awards.    Upon receipt of common stock pursuant to an unrestricted stock award, the recipient will recognize as ordinary income the difference between the fair market value of the common stock less the amount, if any, the recipient paid for such stock. The recipient's basis in such shares will be equal to the fair market value of the shares on the date of receipt, and this basis will be used in determining any capital gain or loss

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upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).

Performance share awards.    The federal income tax laws applicable to performance share awards are the same as those applicable to restricted stock awards, as described above.

Dividend equivalent rights.    There generally will be no tax consequences as a result of the award of a dividend equivalent right. When payment is made, the recipient of the payment generally will recognize ordinary income.

Cash awards.    There generally will be no tax consequences as a result of the grant of an award providing for a cash payment in the future. When payment is made, the recipient of the payment generally will recognize ordinary income.

Deductibility of awards.    Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under the 2016 Plan in the year in which the recipient recognizes ordinary income upon the exercise of a non-qualified stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, the receipt of an unrestricted stock award, or the receipt of stock or cash in connection with a restricted stock unit, a performance share award, a dividend equivalent right or a cash award.

Section 162(m) of the Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our CEO and our three next most highly paid executive officers (other than our Chief Financial Officer). Performance-based compensation that meets criteria established by the Internal Revenue Service is not subject to this limitation. Some of the awards that we grant under the 2016 Plan may not qualify as performance-based compensation. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our executive officers.

PROPOSAL 3 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

Proposal 3 concerns the approval of the amendment and restatement of the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

We are asking our stockholders to approve the amendment and restatement of the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, or the 1996 Plan, which was approved by our Board of Directors on April 21, 2016, subject to stockholder approval. Among the other changes reflected in the description that follows, the amendments:

•
Increase the number of shares reserved for issuance under the plan by 1,000,000, from 650,000 to 1,650,000;

•
Provide, as permitted by the Code, that the purchase price for shares purchased under the plan will equal 85% of the fair market value of our common stock on the first or last day of the applicable offering period, whichever is lower, rather than 85% of the fair market value of our common stock on the last day of the applicable offering period;
•
Remove a six-month restriction on the future participation of employees who are directors or officers and who withdraw from an offering (which is not required for transactions under the 1996 Plan to be exempt under Rule 16b-3 of the Exchange Act);

•
Remove a six-month restriction on the sale or transfer of shares purchased under the plan by employees who are directors or officers (which is not required for transactions under the 1996 Plan to be exempt under Rule 16b-3 of the Exchange Act);

•
Remove a provision that limits the maximum number of shares available for purchase in any offering under the plan to 1% of the outstanding shares of our common stock;

•
Modify the formula for determining the number of shares that may be purchased in an offering by any participant; and

•
Implement various other changes.
KVH Industries, Inc. 2016 Proxy Statement 17

PROPOSAL 3 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

As of April 18, 2016, employees had purchased a total of 649,480 shares under the 1996 Plan, and there were 520 shares available for issuance to employees under the 1996 Plan. We believe that employees that are also stockholders are more committed and loyal to us. Approval of the amendment and restatement of the plan would allow us to continue to offer our employees the incentive to participate as stockholders in any growth that we may experience. Based solely on the closing price of our common stock on

April 18, 2016 of $9.73 per share, the aggregate market value of the additional 1,000,000 shares of common stock to be reserved for issuance under the 1996 Plan would be $9,730,000.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the amendment and restatement of the 1996 Plan.

Our Board of Directors recommends that you vote FOR the amendment and restatement of the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

Description of the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan

The following is a summary of the material features of the 1996 Plan, including the amendments being submitted for approval by the stockholders. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 1996 Plan, as so amended and restated, a copy of which is attached to this proxy statement as Appendix B.

Offerings

The 1996 Plan enables eligible employees to purchase shares of our common stock during six-month offering periods that are determined by the Compensation Committee in its discretion.

Shares available for issuance

As a result of the proposed amendment and restatement, an aggregate of 1,650,000 shares will be available for issuance under the 1996 Plan if approved by stockholders. As of April 18, 2016, 649,480 shares had been issued under the plan. As of April 18, 2016 the fair market value of our common stock was $9.73 per share.

Administration

The 1996 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to interpret the 1996 Plan and prescribe, amend and rescind rules and regulations relating to the 1996 Plan. The Compensation Committee's determinations with respect to any matter or provision under the 1996 Plan are final and binding on us as well as the participants and their heirs or legal representatives.

Eligibility

An employee is eligible to participate in the 1996 Plan at the beginning of the first offering period that starts after the employee completes 12 months of continuous service with us or one of our subsidiaries, provided that he or she is customarily employed at least 20 hours per week and more than five months in a calendar year by us or a subsidiary that would qualify as a "subsidiary corporation" under Section 424 of the Code.

No employee may be granted an option under the 1996 Plan:

•
if, immediately after the grant, the employee would own stock, and/or outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of our capital stock; or

•
which permits his or her rights to purchase stock under the 1996 Plan, and any other employee stock purchase plan that we or a subsidiary maintains, to exceed $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

As of April 18, 2016, approximately 544 employees were eligible to participate in the 1996 Plan.

Payroll deductions

Each eligible employee may authorize payroll deductions at a specified percentage of his or her compensation for each pay period, up to a maximum of six percent (6%), in one-percent increments, which will be credited to his or her account under the 1996 Plan. During an offering period, a participant may not change his or her deduction percentage.

18 KVH Industries, Inc. 2016 Proxy Statement

PROPOSAL 3 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Granting of option

On the commencement date of each offering period, each participant will be deemed to have been granted an option (subject to the eligibility limits described above) to purchase on the last day of such offering period a number of shares equal to the lowest of (a) a number of shares determined by dividing the payroll deductions that have been withheld for the account of the participating employee during the offering period (plus any amounts permitted to be carried forward from prior offerings) by the purchase price for the shares (as set forth below); (b) 5,000 shares; or (c) such lesser maximum number of shares as the Compensation Committee may determine in advance of the offering period.

Exercise of option

The purchase price for the shares will be 85% of the fair market value of our common stock on the first or last day of the offering period, whichever is less. Each participating employee will be deemed to have exercised his or her option on the last day of the offering period and will acquire from us such number of whole shares of common stock as his or her accumulated payroll deductions on such date will purchase at the applicable purchase price, up to the limits imposed by the plan. Any amount remaining in an employee's account at the end of an offering solely by reason of the inability to purchase a fractional share will be carried forward to the next offering; any other balance remaining in an employee's account at the end of an offering will be refunded to the employee.

Withdrawal and termination

A participating employee may withdraw the payroll deductions credited to his or her account for an offering at any time before the end of an offering period. All of the payroll deductions credited to such employee's account will be refunded to the employee promptly, without interest, and no future payroll deductions will be made from his or her pay during such offering.

Upon termination of employment for any reason (other than death), participation in the 1996 Plan will terminate automatically, and payroll deductions credited to the participant's account will be returned. If a participant's employment terminates by reason of the participant's death, the participant's successor-in-interest may elect either to withdraw all of the payroll deductions credited to the participant's account under the plan or to exercise the participant's option on the last day of the applicable offering period.

Transferability

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive common stock under the 1996 Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution.

Adjustments

In the event of any merger, consolidation, sale of all or substantially all of our assets, stock split, stock dividend, other adjustment to our capital stock, recapitalization, reorganization or similar transaction, the Compensation Committee will make such adjustments to the 1996 Plan and options thereunder as it deems appropriate. If a surviving or resulting corporation or entity refuses to allow substitutions, any offering period then in progress will be shortened by setting a new termination date for such offering.

Amendment or termination

Our Board may at any time terminate or amend our 1996 Plan, except that any increase in the aggregate number of shares reserved under the 1996 Plan requires stockholder approval. No such termination will affect options previously granted, nor may an amendment make any change in any option previously granted which would adversely affect the rights of any participant under the 1996 Plan. Notwithstanding the foregoing, the Board or the Compensation Committee may, at any time, terminate the 1996 Plan and refund (without interest) amounts in participants' accounts or shorten any ongoing or future offering period.

New plan benefits

Because benefits under the 1996 Plan depend on employees' elections to participate in the plan and the fair market value of the shares of our common stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. Non-employee directors are not eligible to participate in the plan.

Historical plan purchases

Historically, purchases of shares of our common stock under the 1996 Plan have been made primarily by our employees who are not executive officers. Since the inception of the plan, employees who are not named executive officers have purchased an aggregate of 646,268 shares under the plan, whereas our current named executive officers, as a group, have purchased only 3,212 shares under the plan. Of the shares purchased by

KVH Industries, Inc. 2016 Proxy Statement 19

PROPOSAL 3 – APPROVAL OF KVH INDUSTRIES, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

our named executive officers, 3,212 shares were purchased by Robert J. Balog; none of Martin A. Kits van Heyningen, Peter A. Rendall, Brent C. Bruun, Felise B. Feingold and Robert W.B. Kits van Heyningen has purchased any shares under the plan. Our non-employee directors are not eligible to participate in the plan.

No person has purchased or is currently expected to purchase five percent (5%) or more of the total number of shares available for grant under the 1996 Plan, and we are not aware that any associate of any executive officer or director has purchased shares under the 1996 Plan. Because participation in the plan is voluntary, the persons and groups listed above may purchase additional shares under the 1996 Plan.

Federal income tax consequences of the 1996 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 1996 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each participant in the 1996 Plan should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

A participant in the 1996 Plan recognizes no taxable income either as a result of participation in the plan or upon exercise of an option to purchase shares of our common stock under the terms of the plan.

If an employee acquires shares of common stock pursuant to the plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (b) the excess of the fair market value of the shares on the commencement date of the applicable offering over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for the company, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

If an employee disposes of shares acquired pursuant to the 1996 Plan within two years after the commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, we may deduct from our gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

If a participating employee should die while owning shares acquired under the plan, ordinary income may be reportable on his or her final income tax return.

20 KVH Industries, Inc. 2016 Proxy Statement

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

In accordance with its charter, the Audit Committee has selected the firm of Grant Thornton LLP, a registered public accounting firm, to be our independent auditor for the year ending December 31, 2016 and, with the endorsement of the Board of Directors, recommends that stockholders ratify such appointment. Grant Thornton LLP has served in this capacity since June 6, 2014. We expect that representatives of Grant Thornton LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Our Board of Directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm.

KVH Industries, Inc. 2016 Proxy Statement 21

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Robert W.B. Kits van Heyningen is the brother of Martin A. Kits van Heyningen. Kathleen Keating, our senior director of creative and customer experience, is the wife of Martin A. Kits van Heyningen.

Information regarding our Class II directors, whose terms expire at the 2016 annual meeting, is presented above under the heading "Proposal 1 – Election of Directors." Our other directors and executive officers are as follows:

Directors serving a term expiring at the 2017 annual meeting (Class III directors):

Robert W.B. Kits van Heyningen Age: 59 Vice President, Research and Development and Director

Robert W.B. Kits van Heyningen, one of our founders, has served as one of our directors since 1982 and as our vice president of research and development since April 1998. From September 2008 to June 2009, he also served as an Adjunct Professor at the University of Rhode Island School of Engineering. From 1982 to April 1998, he served as our vice president of engineering. From 1979 to 1982, Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and from 1977 to 1984, he served as a consultant to various companies and universities. Mr. Kits van Heyningen received a B.S. in physics from McGill University with a minor in computer science. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 30 years of industry experience, combined with his extensive background in engineering, as well as his 34 years of experience as a member of our Board of Directors. Mr. Kits van Heyningen has been on a health-related leave of absence since December 2015.

Bruce J. Ryan Age: 72 Director Committee Membership: ➢ Audit Committee Chairman ➢ Compensation Committee Member ➢ Nominating and Corporate Governance Committee Member

Bruce J. Ryan has served as one of our directors, the Chairman of our Audit Committee, and a member of our Compensation Committee since July 2003. He has also been a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Ryan is currently involved in private consulting. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. He currently serves on the Board of Directors of a private company and served as a director of UTStarcom, Inc. from April 2008 to December 2010. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University. Our Nominating and Corporate Governance Committee determined that Mr. Ryan should serve as a director because of his more than 12 years of experience as a member of our Board of Directors combined with his experience as a member of the Board of Directors for numerous private and public companies, his familiarity with accounting matters, as well as his executive and management experience serving as executive vice president and chief financial officer of Global Knowledge Network and Amdahl Corporation, both providers of information technology, and his 25 years of experience at Digital Equipment Corporation.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors serving a term expiring at the 2018 annual meeting (Class I directors):

Mark S. Ain Age: 73 Director Committee Membership: ➢ Compensation Committee Chairman ➢ Audit Committee Member ➢ Nominating and Corporate Governance Committee Chairman

Mark S. Ain has served as one of our directors since 1997, the Chairman of our Compensation Committee since 1997, a member of our Audit Committee since 2000, a member of our Nominating and Corporate Governance Committee since February 2004 and the Chairman of the Nominating and Corporate Governance Committee since February 2015. He serves on the Board of Directors of Kronos Incorporated, which he founded in 1977 and served as CEO until 2005. Mr. Ain also serves on the Board of Directors of Xcerra Corporation and various other private companies and charitable organizations. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Our Nominating and Corporate Governance Committee determined that Mr. Ain should serve as a director because of his 19 years of experience as a member of our Board of Directors combined with his executive and management experience serving as founder, chief executive officer and Chairman of the Board of Directors of Kronos Incorporated as well as his experience as a member of the Board of Directors of Xcerra Corporation and various private companies.

Stanley K. Honey Age: 61 Director Committee Membership: ➢ Audit Committee Member ➢ Nominating and Corporate Governance Committee Member

Stanley K. Honey has served as one of our directors since 1997 and a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Honey was a member of the Audit Committee from 1997 to 2003 and was reappointed in February 2011. Mr. Honey served as the Director of Technology for the America's Cup Event Authority from April 2011 through December 2013, and as a consultant thereafter. From January 2004 through January 2005, Mr. Honey served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems, LLC, from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University. Our Nominating and Corporate Governance Committee determined that Mr. Honey should serve as a director because of his 19 years of experience as a member of our Board of Directors as well as his executive and management experience serving in numerous senior level executive positions, his experience as co-founder of Sportvision Systems, LLC and founder of ETAK and his extensive knowledge of our marine customer base and the industry.

KVH Industries, Inc. 2016 Proxy Statement 23

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers who are not also directors are listed below:

Peter A. Rendall Age: 50 Chief Financial Officer

Peter A. Rendall has served as our chief financial officer since October 2012. Before joining us, from July 2011 to June 2012, Mr. Rendall served as consulting chief financial officer for JobSmart Partners, a company that provided IT consulting and contract services for software development teams. Prior to that, from June 2003 to April 2011, he served as chief executive officer of Top Layer Networks, Inc., an information technology security company, where he served as chief financial officer from March 2003 to June 2003. From October 1999 to March 2003, he served as chief financial officer of Elcom International, Inc., a NASDAQ-listed international information technology products and services business. From April 1999 to September 1999, Mr. Rendall was Vice President of Finance of Elcom Services Group, Inc. From July 1996 to March 1999, Mr. Rendall served as Vice President of Finance and Operations of Logica North America, Inc., a subsidiary of Logica, plc, a U.K. publicly held international software integration services company. Mr. Rendall began his career at PricewaterhouseCoopers LLP in London in August 1987, before transferring to its Boston office in June 1995 as a senior manager, a position he held until July 1996. Mr. Rendall holds a B.S. in biochemistry from the University of London and has been a member of the Institute of Chartered Accountants in England and Wales since 1991.

Robert J. Balog Age: 52 Senior Vice President, Engineering

Robert J. Balog has served as our senior vice president of engineering since October 2008. Previously, he served as our vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association, serving as Chairman and numerous other positions. Mr. Balog is the recipient of 11 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Brent C. Bruun Age: 50 Executive Vice President, Mobile Broadband

Brent C. Bruun has served as our executive vice president of mobile broadband since November 2012. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom's Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

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DIRECTORS AND EXECUTIVE OFFICERS

Daniel R. Conway Age: 62 Executive Vice President, Guidance and Stabilization

Daniel R. Conway has served as our executive vice president of guidance and stabilization since November 2012. From January 2003 to November 2012, he served as our vice president of business development for military and industrial products. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

Felise B. Feingold Age: 46 Vice President, General Counsel and Secretary

Felise B. Feingold has served as our vice president and general counsel since August 2007. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

KVH Industries, Inc. 2016 Proxy Statement 25

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our executive compensation program is overseen and administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ Stock Market, United States Securities and Exchange Commission, or SEC, and Internal Revenue Code rules. None of its members is a current or former employee of ours. It is the goal of the Compensation Committee to create policies and practices that provide total compensation for executive officers that is fair, reasonable and competitive. The Compensation Committee operates under a written charter adopted by our Board.

All principal elements of compensation paid to our executive officers are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation applicable to our executive officers, and (3) equity-based compensation applicable to non-executive employees.

There are no material differences in the compensation policies, objectives or program elements and administration with respect to our named executive officers, except that the compensation for our President, Chief Executive Officer, and Chairman of the Board of Directors, or CEO, is determined exclusively by the Compensation Committee, while the compensation of our other named executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate highly qualified executives and align their interests with the interests of our stockholders. The ultimate goal of our executive compensation program is to increase stockholder value by providing executives with appropriate incentives to achieve our business goals. In recent years, our executive compensation program has had three principal elements: annual base salary, annual cash-based incentive compensation, and long-term equity-based compensation.

Our executive compensation objectives are to:

•
offer fair and competitive compensation that attracts and retains superior executive talent;

•
directly and substantially link rewards to measurable corporate performance;

•
align the interests of executive officers with those of stockholders by providing executive officers with an equity stake in our company;

•
optimize the cost to us and value to executives; and

•
promote long-term career commitments that support a long-standing internal culture of loyalty and dedication to our interests.

The three principal elements of our executive compensation program seek to provide the following rewards:

•
Base salaries provide fixed compensation to reward individual value that an executive officer brings to us through experience and past and expected future contributions to our success, while factoring in our specific needs and comparable responsibilities at similar organizations.

•
Annual cash-based incentive compensation is designed to reward the achievement of our annual business and financial goals set at the beginning of each year, as well as individual performance, determined on a discretionary basis. This incentive program generally awards compensation based on the degree to which our actual financial results meet the financial goals of our internal business plan and on the individual performance of each executive. In recent years, our annual incentive compensation program has been designed to reward achievement of specific targets for internal financial metrics, such as revenue and adjusted EBITDA, over which our executives have more direct control, rather than external metrics, such as stock price performance or total shareholder return, which are influenced by factors extrinsic to our performance, such as broad market trends or the performance of our industry or competitors, over which our executives have no control.

•
Equity grants are designed to reward the achievement of long-term growth in our stock price. In 2015, the Board elected to grant stock options to our CEO and restricted stock awards to our other named executive officers in order to better align their compensation with prevailing
26 KVH Industries, Inc. 2016 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

practices among companies in the survey group. The stock options granted to our CEO have an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant and a term of five-years. Restricted stock awards were granted with no payment of cash consideration. Both the stock options and restricted stock awards vest in four equal annual installments, the first of which vested on March 9, 2016, the first anniversary of the grant date.

For a company of our size, we believe that the use of these executive compensation elements strengthens our ability to attract and retain highly qualified executives. We believe this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention.

Our equity incentive program is a key retention tool and our vehicle for offering long-term incentives. Equity incentives with four-year vesting periods are granted annually to executive officers to attract, motivate and retain these executives. We grant equity incentives to executive officers to encourage executive officers to work with a long-term view in the interest of stockholders and to reward the achievement of long-term growth in our stock price. We believe that granting equity incentives is the best method of motivating the executive officers to perform in a manner that is consistent with the long-term interests of our stockholders.

We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we do not have long-term employment agreements, we do not have guaranteed severance programs, and we do not provide any tax gross-ups. We have no guaranteed salary increases, no guaranteed bonuses and no cash-based incentive compensation programs that are not tied to our performance.

The Compensation Committee also noted that, at our 2014 annual meeting of stockholders, the stockholders approved the compensation of our named executive officers for 2013 by a favorable vote of approximately 95% of the votes cast. Partially as a result of this overwhelmingly positive stockholder feedback, our Compensation Committee has continued to employ compensation packages having a similar basic structure to the compensation package used in 2014.

Compensation Decision-making Process

Our executives are compensated principally through a combination of base salary, cash-based incentive compensation paid in the first quarter of the following year and an annual equity grant. In addition, we may also grant an initial equity award to new executive officers when they commence employment. From time to time, we may offer a signing or retention bonus to attract a new executive officer.

The base salary and equity award for each executive, together with the overall cash-based incentive compensation plan for all executives, are generally established within the first quarter of each fiscal year at meetings of the Compensation Committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year. In deciding the compensation to be awarded to the executive officers other than the CEO for the current year and cash-based incentive compensation earned during the prior fiscal year, the Compensation Committee typically reviews and evaluates recommendations from the CEO. The CEO and the members of the Compensation Committee discuss the CEO's recommendations. In deciding the compensation to be awarded to the CEO for the current year and the cash-based incentive compensation earned by the CEO during the prior year, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman's recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations, and the Compensation Committee makes all final compensation decisions.

Our cash-based incentive compensation program comprises corporate performance goals and, for sales executives, business unit performance goals, as well as a discretionary element of individual performance for all executives. Under this program, our Compensation Committee approved two formulas for 2015: one formula for executive officers responsible for business units and one formula for other executive officers. For executive officers responsible for business units, 25% of each executive's target incentive compensation was based on the degree of achievement of our corporate performance goals for 2015, 50% was based on the degree of achievement of applicable business unit performance goals for 2015, and 25% was based on individual performance, as determined by the Compensation Committee in its discretion. For other executive officers, 75% of each executive's target incentive compensation was based on the degree of achievement of our corporate performance goals for 2015 and 25% was based on individual performance, as determined by the Compensation Committee in its discretion. The corporate performance portion of the cash-based incentive compensation program is generally based on a formula approved by the Compensation Committee at the start of each year, but the Compensation Committee has the

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

discretion to award incentive compensation that differs from the formula-based amounts.

Compensation Consultant

Since 2005, the Compensation Committee has engaged Radford as its independent compensation consultant. The Compensation Committee has engaged Radford to advise on matters related to our executive compensation program and to assist in creating an effective and competitive executive compensation program. In 2015, Radford assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of executive compensation data.

Radford also provided guidance on industry best practices. In 2015, Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash-based incentive compensation as a percentage of base salary, and (3) designing and determining individual equity grants for the long-term incentive plan for executives.

Radford's competitive assessment in the 2015 report with respect to base salary, cash-based incentive compensation and equity-based compensation was taken into consideration by the Compensation Committee when setting base salaries and making changes to the cash-based incentive compensation and equity-based compensation components of the executive compensation program in 2015. Neither Radford nor any of its affiliates provided any services to us in 2015 other than Radford's services to the Compensation Committee.

Survey Data

With the assistance of Radford, the Compensation Committee compared our executive officers' compensation to data from the Radford Executive High Technology Survey, which included approximately 142 high technology companies as of October 1, 2014 with revenues of less than $200 million and average revenue of approximately $124 million.

Compensation Benchmarking Relative to Market

In 2015, the Compensation Committee relied on information provided by Radford in early 2015 for purposes of benchmarking our executive compensation relative to market. Radford provided the Compensation Committee with a comparison of the compensation of our executives to the compensation of executives in benchmark positions with similar titles and level of experience for the most recently available period. The comparison did not consider executive tenure, skill or performance. The Radford data reviewed by the Compensation Committee included market data taken from the aforementioned survey data, which was gathered at the 25th, 50th, and 75th percentiles for (1) base salaries, (2) bonus, (3) total cash compensation (base salary plus bonus), (4) long-term incentives (number of shares of stock options granted and long-term incentive value of equity-based compensation), and (5) total direct compensation (total cash compensation and long-term incentives).

Historically, the Compensation Committee has generally targeted approximately the median base salary level (50th percentile) of the base salaries of executives in the survey data used by the Compensation Committee as the basis for comparison. Adjustments to the median base salary levels were made in 2015 based on comparisons to the survey data, market median salary increases and evaluation of other factors, such as executive tenure, skill and performance relative to expectations for average performance for comparable executives, which are not reflected in the survey data. These factors reflected the value each individual brought to us through experience, education and training, our specific needs, and the individual's past and expected future contributions to our success. Radford advised the Compensation Committee that base salary levels are considered to be competitive if they fall within 10% of the desired market position. In 2015, the Compensation Committee concluded that our 2014 base salaries for our named executive officers, other than the CEO, approximated the market 50th percentile for most executives, ranging from 5% below to 5% above the 50th percentile of the survey data for their respective positions. The CEO's base salary approximated the 75th percentile of the survey data for his position, which was 21% above the 50th percentile of the survey data.

The Compensation Committee believes that benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. For example, our annual cash-based incentive compensation is targeted and paid out as a percentage of base salary.

Our compensation program allows executives to participate in an annual cash-based incentive compensation program. Consistent with prior years, the payouts for our executives for achieving the expected level of corporate performance for 2015 (as a percentage of base salary) were targeted at approximately the median (50th percentile) of payouts for executives in the survey data reviewed by the Compensation Committee in 2015. As a percentage of base salary, targets for cash-based incentive compensation for the named executive officers for 2015 approximated the market 50th percentile for most executives, ranging from approximately 13% below (in the case of the executive in charge of a business unit) to 13% above (in the case of the CEO) the 50th percentile of the Radford survey data. In 2015, the named executive officers' targets for cash-based

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incentive compensation, as a percentage of base salary, remained the same as in 2014.

Our compensation program allows executives to receive equity incentive awards under our equity incentive plans. Our primary goal is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work to maximize stockholder value. In 2013, 2014, and 2015, all named executive officers other than the CEO received the same quantity of equity awards, as their roles and responsibilities were valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. The CEO typically receives a larger equity award because he has greater responsibility for achieving our long-term goals and improving stockholder value. Radford advised the Compensation Committee that Radford considers long-term incentive values to be competitive if they fall within 30% of the desired market position. In 2015, the Compensation Committee decided to grant our named executive officers, other than the CEO, the same number of restricted stock awards as in 2014. Because the market price of our common stock on the date of grant in 2015 was lower than its market price on the date of grant of the 2014 awards, the grant date fair value of the 2015 awards was lower than the grant date fair value of the 2014 awards. The fair value of the 2015 equity awards granted to the named executive officers ranged from approximately 72% below to 45% below the 50th percentile of the survey data reviewed by the committee (which reflected data regarding grants in 2014). As noted above, in 2015, the Compensation Committee decided to grant the CEO stock options rather than restricted stock awards, and the grant date fair value of those stock options was less than the grant date fair value of the CEO's 2014 restricted stock awards. The fair value of the 2015 stock options granted to the CEO was approximately 72% below the 50th percentile of the survey data reviewed by the committee.

Radford advised the Compensation Committee that Radford considers target total direct compensation levels to be competitive if they fall within 30% of the desired market position. When taking into consideration the base salary, annual cash-based incentive compensation and the equity grants made during 2015, the target total direct compensation for all but one of our named executive officers, including our CEO, approximated the market 50th percentile for executives, ranging from approximately 9% below to (in the case of the CEO) 17% above the 50th percentile of the Radford survey data. Because we granted our named executive officers (other than the CEO) the same quantity of equity awards, the target total direct compensation for one named executive officer was 54% above the 50th percentile of the Radford survey data for his position.

Base Salary

The Compensation Committee defines base salary as the annualized regular cash compensation of an employee, excluding cash bonus awards, corporate contributions to employee benefit plans, and other compensation not designated as salary. As described above, base salaries are set for our named executive officers at a meeting of our Compensation Committee which is held for that purpose in the first quarter of the year.

In establishing base salaries for our named executive officers for 2015, the Compensation Committee took into account the value each individual brings to us through experience, education and training, our specific needs and the individual's past and expected future contributions to our success, as well as our overall corporate performance, the market guidance from the Radford survey data and the recommendations of our CEO. The Compensation Committee also considered appropriate cost-of-living adjustments. For 2015, the Compensation Committee made a 3% cost-of-living adjustment to the base salaries of our named executive officers, as well as other small merit increases. For 2015, the average adjustment to salaries for our named executive officers was an increase equal to 3.3% of base salary for 2014, with the largest increase equal to 3.5% of base salary for 2014. These adjustments were effective January 1, 2015.

Annual Cash-based Incentive Compensation

Our management incentive plan is designed to reward our executives for the achievement of annual goals, principally, achievement of corporate financial goals, and, secondarily, achievement of individual goals. It is our philosophy that the executives be rewarded for their performance as a team. We believe this is important to align our executive officers' interests with strong corporate performance and to promote cooperation among them. The executives also are rewarded for achieving individual goals set at the beginning of each year.

KVH Industries, Inc. 2016 Proxy Statement 29

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Formula for Cash-based Incentive Compensation

In March 2015, the Compensation Committee adopted the management incentive plan for 2015. The management incentive plan for 2015 was adopted based on our historical financial performance, planned strategic initiatives and the existing economic environment. Annual cash-based incentive compensation opportunities as a percentage of base salary were targeted at 90% of base salary for the CEO and 35% to 50% of base salary for the other named executive officers. The Compensation Committee approved two formulas for calculating the cash-based incentive compensation with respect to the named executive officers, one formula for the executive responsible for our mobile broadband business unit and one formula for all other named executive officers. The incentive compensation formula for the executive in charge of our mobile broadband business unit for 2015 was based 25% on corporate performance goals, 50% on mobile broadband business unit performance goals and 25% on individual performance. The formula for determining the bonus of all other named executive officers was based 75% on corporate performance goals and 25% on individual performance. The formula for the executive in charge of the mobile broadband business unit gave significantly greater weight to the performance of the mobile broadband business unit, rather than overall corporate performance, in order to emphasis his unique responsibility for the success of that unit.

The portion of the bonus based on corporate performance was based on the degree of achievement of our corporate goals for (i) earnings before interest, taxes, depreciation, amortization, acquisition-related expenses, equity-based compensation expense and payments under the management incentive plan, or adjusted EBITDA, and (ii) revenue. The threshold for payment of the portion of the bonus for corporate performance for the named executive officers was our achievement of 75% of the adjusted EBITDA target, and at this level of achievement, 50% of the target bonus for corporate performance would have been earned. The bonus payment for corporate performance would have been 100% for the named executive officers if we had achieved 100% of our target for adjusted EBITDA. The bonus payment would have increased if we had exceeded our target for corporate revenue by 5%. The maximum bonus payment for corporate performance would have been awarded if we had exceeded the targets for adjusted EBITDA and revenue by 25% and 15%, respectively, in which case the payment would have been 233% of the target bonus for corporate performance. The portion of the bonus plan based on achieving mobile broadband business unit performance goals used the same formula described above for corporate performance but applied only our mobile broadband executive's individual business unit performance, rather than overall corporate performance. The Compensation Committee selected adjusted EBITDA and revenue as performance measures because it believed that adjusted EBITDA and revenue are strong operating measurements of how well or poorly we performed from a financial standpoint in 2015. The Compensation Committee believed that sufficient increases in adjusted EBITDA and revenue should have a favorable impact on the value of our common stock, considering the degree to which improvements in these metrics typically influence the valuations of investors and stock market analysts.

The portion of the bonus based on individual performance for named executive officers was based solely on the discretion of the Compensation Committee.

Incentive Compensation Awarded

The Compensation Committee awarded incentive compensation for 2015 based on its assessment of the degree of achievement of corporate and mobile broadband business unit performance goals for 2015, as well as individual performance in that year.

The Compensation Committee determined that, despite overall revenue growth of 7%, we did not achieve any of our corporate or mobile broadband business unit minimum targets for revenue growth but achieved 81% of our corporate target for adjusted EBITDA and 83% of the adjusted EBITDA target for our mobile broadband business unit. Accordingly, based on the sliding scale used in the 2015 incentive plan, the Compensation Committee awarded bonus payments of 65% and 72% with respect to the portion of each named executive officer's incentive compensation target attributable to corporate and mobile broadband business unit performance, as applicable.

Individual performance bonuses were awarded based on the Compensation Committee's consideration of qualitative factors (such as the executive's contribution to corporate results and attainment of business unit goals); contribution towards strategic initiatives; and other priorities. Bonuses awarded for individual performance for the named executive officers ranged from 95% to 100% of individual performance targets. Accordingly, total cash-based incentive compensation actually awarded to the named executive officers for 2015 performance was, in the case of our CEO, 66% of his base salary, rather than the targeted 90% of base salary, and, in the case of our other named executive officers, ranged from approximately 26% to 39% of their respective base salaries, rather than the targeted range of 35% to 50% of their respective base salaries.

In determining the individual performance bonus for each named executive officer, the Compensation Committee considers individual achievements throughout the year. The following summarizes some of the individual achievements of our named executive officers considered

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by the Compensation Committee in determining the amounts awarded for individual performance for 2015:

Martin Kits van Heyningen, President, Chief Executive Officer and Chairman of the Board

➢  Continued strong leadership and vision for the company, both in the industry and internally

➢  Strong focus on long-term strategic planning for the company, including our future technology platforms

➢  Strengthened critical relationships with customer prospects for commercial uses of our guidance and stabilization products

➢  Increased revenue and adjusted EBITDA despite challenges in maritime and oil and gas markets

➢  Led product innovation and development efforts, including successful launch of mini-VSAT 2.0

Peter A. Rendall, Chief Financial Officer

➢  Streamlined and enhanced finance team through key hires and internal reorganization

➢  Successfully remediated material weakness identified as of December 31, 2014 and otherwise strengthened internal control over financial reporting and financial reporting process

➢  Improved internal budgeting and spending transparency to enhance profit-generating decision-making

➢  Continued efforts to implement company-wide enterprise resource planning system, including integration of acquired companies

➢  Led workstreams to reduce costs and improve profitability

Brent C. Bruun, Executive Vice President, Mobile Broadband

➢  Reorganized and strengthened sales team to position for sales in new markets and sales of new products, including IP-MobileCast

➢  Led successful introduction of new airtime rate plans for our mini-VSAT broadband service

➢  Continued to build strong relationships with key satellite service providers, including renewal of key capacity contracts

➢  Implemented strategic initiatives to increase mini-VSAT customers and usage of IP-MobileCast

➢  Improved coordination and success of cross-selling efforts with training solutions and media content

Robert J. Balog, Senior Vice President, Engineering

➢  Successfully developed multi-functional teams to accelerate and improve product development process

➢  Led effort to develop a more efficient, automated and integrated test methodology for product development

➢  Completed product development efforts in a timely fashion with improved product quality

➢  Improved predictability and reliability of process for development and introduction of new products

➢  Successfully managed engineering resources within budget to achieve competing development goals

Felise Feingold, Vice President and General Counsel

➢  Achieved continued success in her role as partner and advisor to senior management on legal and compliance matters

➢  Sucessfully guided management through numerous contract negotiations critical to our future

➢  Led effort to enhance our compliance program for the international legal environment in which we operate

➢  Assumed greater responsibility for achieving a successful outcome in numerous human resource compliance matters

➢  Achieved successful outcome in a patent litigation matter and other disputes

Equity Incentive Program

For 2015, the Compensation Committee decided to grant our named executive officers substantially the same equity incentive awards as in 2014, except that our CEO received stock options instead of restricted stock. Despite the decrease in the value of our common stock between the grant of our 2014 awards and our 2015 awards, the Compensation Committee generally elected not to increase the size of restricted stock awards in part because granting awards having a similar dollar value would have increased our burn rate and reduced the number of shares available for grant in the future. The Compensation Committee also considered the fact that, despite the lower value of the 2015 equity awards, the named executive officers' target total direct compensation, as described above, nonetheless generally fell within the range of competitiveness. The Compensation Committee believed that stock options would give our CEO enhanced incentives to achieve increases in the value of our common stock, and that granting stock options to the CEO was the best method to strengthen the link beween strategy, priorities, financial performance and payoffs. The equity grant to our CEO in 2015 was also based upon the Radford

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

survey data for grants to other chief executive officers, the CEO's prior performance, the value of equity awards previously granted and unvested, the importance of retaining the CEO's services and the CEO's total target direct compensation relative to the applicable benchmark. These factors, as well as the CEO's achievements that were considered by the Compensation Committee in determining his 2015 base salary, were taken into consideration when determining the number of shares covered by the 2015 equity grant. When granting equity incentives to our other named executive officers in 2015, a team approach was utilized. In 2015, consistent with the approach used in 2014, all named executive officers other than the CEO received the same equity awards, as their roles and responsibilities were valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. The CEO received a larger award because he has greater responsibility for setting the strategy and priorites for achieving our long-term goals.

Timing of Equity Grants

We typically grant equity incentives to executives in the first quarter of each fiscal year, usually in conjunction with the annual review of the individual and collective performance of our executive officers.

We grant restricted stock awards or stock options to new hires on a case-by-case basis. In addition, we typically grant restricted stock awards or stock options to certain non-executive employees each year.

Exercise Price and Vesting of Equity Awards

Restricted stock awards are granted with no payment of cash consideration. The restricted stock awards and stock option awards granted to our named executive officers in 2015 vest in four equal annual installments, the first of which vested on March 9, 2016, the first anniversary of the grant date.

Other Compensation and Perquisites

Our named executive officers are eligible to receive the same health and welfare benefits that are available to other employees in the same jurisdiction and a contribution to their benefit premium that is the same percentage as provided to other employees in the same jurisdiction. These benefit programs include health and dental insurance, life insurance, supplemental life insurance, and long-term disability insurance, and certain other benefits. In general, our employees pay between 30% and 34% of the health insurance premium due.

We maintain an Employee Stock Purchase Plan and a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all of our U.S. employees, including executive officers, are eligible to receive matching contributions from us. We match 50% of all employee 401(k) plan contributions up to 6% of salary, with no maximum annual corporate match per employee. We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers or other U.S. employees other than the 401(k) plan.

We provided automobile and/or housing allowances to three named executive officers in 2015. Martin A. Kits van Heyningen's automobile allowance was $23,600 and Robert J. Balog's automobile allowance was $6,000. Brent C. Bruun received $15,000 in 2015 for automobile and housing allowances. No other named executive officers received any other perquisites or other personal benefits or property from us during 2015.

Compensation Recovery

We are currently entitled to recover compensation paid to certain named executive officers pursuant to the Sarbanes-Oxley Act of 2002. As described elsewhere in this proxy statement, we have submitted a new equity compensation plan, the 2016 Plan, for approval by our stockholders. The 2016 Plan includes broad rights to recover compensation awarded under the plan. Specifically, the 2016 Plan provides that all awards under the plan are subject to recoupment or clawback of compensation under any provision of applicable law, any term of any award agreement and any policy that we may adopt from time to time. The administrator is entitled to take whatever action it determines to be necessary or appropriate to recover all or any portion of an award or any stock, payment or other compensation acquired or received in respect of that award arising or resulting from any misconduct, accounting restatement to correct an error, or any other miscalculation, error or mistake.

Equity Ownership by Executives

We do not currently have a formal stock ownership requirement for executives or any related hedging policies. However, stock ownership by executives is encouraged on a voluntary basis. Each of our executive officers holds both vested and unvested stock options and restricted stock awards to the extent shown in the table entitled "Outstanding Equity Awards as of December 31, 2015." The Compensation Committee reviews the vested and unvested stock options and restricted stock awards held by the executives each year.

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Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1,000,000 that is paid to each of our CEO and our three most highly paid executive officers (other than the CEO and the CFO), unless that compensation is "performance-based" within the meaning of Section 162(m) and the regulations promulgated there under. The restricted stock awards that we granted in 2015 under the 2006 Plan did not qualify as performance-based compensation. We believe that all of our stock options do so qualify and therefore are not subject to the deduction limitation of Section 162(m). The salary and bonuses paid to our executive officers are not exempt from this deduction limit. Accordingly, we may be unable to deduct some of the amounts that may be recognized as ordinary income by our executive officers.

We consider tax deductibility in the design and administration of our executive officer compensation plans and programs. However, we believe that it is in the best interests of our stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with our strategic goals.

Rules under generally accepted accounting principles determine the manner in which we account for grants of equity-based compensation to our employees in our consolidated financial statements. Our accounting policies for equity-based compensation are further discussed in note 7 of our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 14, 2016.

KVH Industries, Inc. 2016 Proxy Statement 33

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee established by our Board of Directors is currently composed of Messrs. Ain, Ryan and Trimble. Our Board of Directors adopted a charter for the Compensation Committee in April 2004, which was most recently revised in August 2013. Under the charter, the Compensation Committee is responsible for recommending to the Board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The Committee is responsible for reviewing and approving the compensation of our executive officers, including our Chief Executive Officer. In addition, the Board has delegated to the Committee the authority to administer, review and make recommendations with respect to our incentive compensation plans and our equity-based plans.

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our Committee's review of, and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our company's annual report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee
Mark S. Ain (Chairman) Bruce J. Ryan Charles R. Trimble

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.
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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation earned by our CEO, our CFO and each of our three most highly compensated executive officers other than the CEO and CFO (collectively, "named executive officers") during 2015. In addition, we are providing information regarding the compensation earned by Robert W.B. Kits van Heyningen, who is a director and the brother of Martin A. Kits van Heyningen, our President, Chief Executive Officer and Chairman of the Board of Directors. We are treating Robert W.B. Kits van Heyningen as a "named executive officer" for purposes of our executive compensation disclosures (other than the Compensation Discussion and Analysis) in lieu of the information that we would otherwise provide in response to the disclosure requirements for director compensation and related-party transactions.

In 2015, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 63% to 68%.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen	2015	466,797	1,000	—	426,348	309,837	23,600	1,227,582
President, Chief Executive Officer and	2014	453,202	1,000	623,614	—	91,773	18,418	1,188,007
Chairman of the Board of Directors	2013	440,001	1,000	616,950	—	247,501	13,580	1,319,032
Peter A. Rendall	2015	274,404	1,000	168,828	—	99,472	7,464	551,168
Chief Financial Officer	2014	265,125	1,000	181,896	—	31,815	3,160	482,996
	2013	252,500	1,000	137,100	—	77,328	14,844	482,772
Brent C. Bruun	2015	266,560	1,000	168,828	—	102,959	22,950	562,296
Executive Vice President, Mobile	2014	257,546	1,000	181,896	—	30,584	20,238	491,264
Broadband	2013	250,044	1,000	179,944	—	99,174	18,000	548,162
Robert J. Balog	2015	267,526	1,000	168,828	—	78,920	13,898	530,173
Senior Vice President, Engineering	2014	259,454	1,000	181,896	—	23,351	11,360	477,061
	2013	251,897	1,000	179,944	—	61,715	9,000	503,556
Felise B. Feingold	2015	255,957	1,000	168,828	—	66,080	6,047	497,912
Vice President, General Counsel
Robert W.B. Kits van Heyningen	2015	251,844	1,000	168,828	—	62,804	6,557	491,032
Vice President, Research and	2014	244,245	1,000	181,896	—	19,234	4,928	451,303
Development and Director	2013	237,131	1,000	179,944	—	50,835	3,000	471,910

(1)
Reflects annual holiday bonus earned and paid in 2015, 2014 and 2013.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.
(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our 2015 annual report on Form 10-K, as filed with the SEC on March 14, 2016.
(4)
For 2015, the table reflects amounts that were earned under our management incentive plan for 2015 performance and that were determined and paid in March 2016. For 2014, the table reflects amounts that were earned under our management incentive plan for 2014 performance and that were determined and paid in March 2015. For 2013, the table reflects amounts that were earned under our management incentive plan for 2013 performance and that were determined and paid in March 2014.
(5)
Reflects the value of 401(k) matching contributions and auto and housing allowances. See "Compensation Discussion and Analysis – Other Compensation and Perquisites" for more information on these allowances. Named executive officers did not receive any other perquisites, personal benefits or property.
KVH Industries, Inc. 2016 Proxy Statement 35

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to our named executive officers during 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Stock (#)(3)	Options (#)(4)	Awards ($/Share)	Awards ($)(5)
Martin A. Kits van Heyningen	3/9/2015	—	420,117	839,184
	3/9/2015					90,000	12.79	426,348
Peter A. Rendall	3/9/2015	—	137,202	274,061
	3/9/2015				13,200			168,828
Brent C. Bruun	3/9/2015	—	133,280	266,226
	3/9/2015				13,200			168,828
Robert J. Balog	3/9/2015	—	107,011	213,754
	3/9/2015				13,200			168,828
Felise B. Feingold	3/9/2015	—	89,585	178,946
	3/9/2015				13,200			168,828
Robert W.B. Kits van Heyningen	3/9/2015	—	88,145	176,070
	3/9/2015				13,200			168,828

(1)
Reflects the date on which the grants and management incentive plan were approved by the Compensation Committee.
(2)
The amounts shown in these columns represent the executives' annual incentive opportunity under the management incentive plan, which has corporate performance goals, business unit performance goals and an element of individual performance, as determined by the Compensation Committee in its discretion. The thresholds for achievement of corporate performance goals and sales performance goals vary by goal. All target and maximum amounts reflect payment of 100% of the bonus opportunity for individual performance. See "Compensation Discussion and Analysis – Annual Cash-based Incentive Compensation" for more information regarding this plan.
(3)
Represents the grant of restricted stock awards under the 2006 Stock Incentive Plan. The restricted stock awards were received without payment of cash consideration. The restricted stock awards vest in four equal annual installments. See "Compensation Discussion and Analysis – Equity Incentive Program" for more information regarding these grants.
(4)
Represents the grant of non-qualified stock options under the 2006 Stock Incentive Plan. Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table. Options will vest in four equal annual installments. See "Compensation Discussion and Analysis – Equity Incentive Program" for more information regarding these grants.
(5)
Reflects the grant date fair value of stock options and restricted stock awards granted to our named executive officers computed using the Black-Scholes option pricing model and the market price, respectively, on the date of grant, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions.
36 KVH Industries, Inc. 2016 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2015.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Martin A. Kits van Heyningen					3/11/2013	22,500	211,950
					3/12/2014	33,941	319,724
	50,000	—	14.40	2/22/2016
	65,625	21,875	9.32	2/28/2017
	—	90,000	12.79	3/9/2020
Peter A. Rendall					3/11/2013	5,000	47,100
					3/12/2014	9,900	93,258
					3/9/2015	13,200	124,344
	37,500	12,500	13.78	10/1/2017
Brent C. Bruun					3/11/2013	6,562	61,814
					3/12/2014	9,900	93,258
					3/9/2015	13,200	124,344
	15,000	—	14.40	2/22/2016
	19,687	6,563	9.32	2/28/2017
Robert J. Balog					3/11/2013	6,562	61,814
					3/12/2014	9,900	93,258
					3/9/2015	13,200	124,344
	15,000	—	14.40	2/22/2016
	19,687	6,563	9.32	2/28/2017
Felise B. Feingold					3/11/2013	6,562	61,814
					3/12/2014	9,900	93,258
					3/9/2015	13,200	124,344
	15,000	—	14.40	2/22/2016
	19,687	6,563	9.32	2/28/2017
Robert W.B. Kits van Heyningen					3/11/2013	6,562	61,814
					3/12/2014	9,900	93,258
					3/9/2015	13,200	124,344
	15,000	—	14.40	2/22/2016
	19,687	6,563	9.32	2/28/2017

(1)
The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.
(2)
Each option was granted five years prior to the option expiration date.
(3)
The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $9.42, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015.
KVH Industries, Inc. 2016 Proxy Statement 37

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested During 2015

Our named executive officers did not exercise any stock options during 2015. The following table provides information regarding the vesting of restricted stock awards for each of our named executive officers during 2015.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Martin A. Kits van Heyningen	28,814	371,681
Peter A. Rendall	5,800	74,934
Brent C. Bruun	8,456	109,075
Robert J. Balog	8,456	109,075
Felise B. Feingold	8,456	109,075
Robert W.B. Kits van Heyningen	8,456	109,075

(1)
Value realized is calculated by multiplying the number of restricted stock awards vested by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

We have no pension plan or nonqualified deferred compensation plan, and accordingly the tables of pension benefits and nonqualified deferred compensation are omitted.

Director Compensation

Our director compensation program for 2015 was unchanged from 2014. At the first meeting of the Board of Directors following the annual meeting of stockholders, non-employee directors automatically receive a restricted stock award of 5,000 shares of our common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble, our non-employee directors, received a restricted stock award of 5,000 shares of common stock effective August 7, 2015, the fair value of which was $55,300 on the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his or her initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each annual reappointment to the Audit Committee. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble received a restricted stock award of 5,000 shares of common stock effective August 7, 2015, the fair value of which was $55,300 on the date of grant.

Each newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant will vest in four equal quarterly installments after the date of grant.

We also paid our non-employee directors a $26,250 annual retainer and $2,625 for each regularly scheduled quarterly Board meeting attended during 2015.

Non-employee directors who also served as members of the Audit and Compensation Committees received additional annual compensation of $3,150 and $2,100, respectively, except that the Chairman of each of the Audit and Compensation Committees received additional annual compensation of $6,825 and $3,150, respectively, during 2015. No other cash compensation was paid for attending any other Board or Committee meetings. Directors who are employees did not receive separate fees for their services as directors.

We paid compensation to Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen as set forth in the tables entitled "Summary Compensation Table For 2015," "Grants of Plan-Based Awards For 2015," and "Option Exercises and Stock Vested During 2015".

38 KVH Industries, Inc. 2016 Proxy Statement

EXECUTIVE COMPENSATION

Director Compensation Table

The following table provides information regarding the compensation of our directors who are not named executive officers for 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Bruce J. Ryan	45,675	110,600	156,275
Mark S. Ain	43,050	110,600	153,650
Charles R. Trimble	42,000	110,600	152,600
Stanley K. Honey	39,900	110,600	150,500

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2015, excluding the effect of estimated forfeitures.
(2)
Amounts shown reflect actual cash received during 2015 as well as the aggregate grant-date fair value of stock awards granted during 2015. Refer to the "Outstanding Director Equity Awards" table for information concerning outstanding equity awards held by our non-employee directors.

Outstanding Director Equity Awards

The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2015.

	Stock Awards

Name	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Bruce J. Ryan	8/7/2015	7,500	(2)	70,650
Mark S. Ain	8/7/2015	7,500	(2)	70,650
Charles R. Trimble	8/7/2015	7,500	(2)	70,650
Stanley K. Honey	8/7/2015	7,500	(2)	70,650

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $9.42, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015.
(2)
Amounts include restricted stock awards granted on August 7, 2015 which vest in four equal quarterly installments, with the first vest date being November 7, 2015.
KVH Industries, Inc. 2016 Proxy Statement 39

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2015 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders as of December 31, 2015 were our Amended and Restated 2006 Stock Incentive Plan, Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan, and Amended and Restated 1996 Employee Stock Purchase Plan. Under the 2006 Plan, each share issued under awards other than options reduced the number of shares reserved for issuance by two shares (but reduced the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options reduced the shares reserved for issuance on a share-for-share basis. The following table does not reflect grants from January 1, 2016 through April 18, 2016 of 379,000 restricted stock awards with a weighted-average grant-date fair value of $8.69 per share, nor does it reflect grants during that period of non-qualified stock options to purchase an aggregate of 60,000 shares of our common stock at a weighted-average exercise price of $8.53 per share. The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the Compensation Committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant, (c) the total number of shares subject to the award will vest annually in four equal installments, the first of which vests on the first anniversary of the grant date. As of December 31, 2015, we did not have any equity compensation plans not approved by our stockholders.

Equity Compensation Plan Information as of December 31, 2015

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) (c)
Equity compensation plans approved by stockholders	1,176,661	(1)	11.60	1,593,249(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	1,176,661	(1)	11.60	1,593,249(2)

(1)
Does not include 457,811 shares of restricted stock granted under the Amended and Restated 2006 Stock Incentive Plan which were not vested as of December 31, 2015 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $13.22. If the 2016 Plan is approved, any restricted stock award forfeited would be available for issuance under the 2016 Plan at a ratio of two available shares for each restricted stock award forfeited.
(2)
Each share issued under awards other than options reduce the number of shares reserved for issuance by two shares (but reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options reduce the shares reserved for issuance on a share-for-share basis. Includes 18,322 shares of common stock reserved for issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.
40 KVH Industries, Inc. 2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 18, 2016, there were 16,499,302 shares of our common stock outstanding. On April 18, 2016, the closing price of our common stock as reported on the NASDAQ Global Select Market was $9.73 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 18, 2016, or as otherwise noted, by:

•
each person known by us to be the beneficial owner of more than five percent of our common stock;

•
each of our directors;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to acquire" column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days of April 18, 2016.

	Shares beneficially owned

	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Systematic Financial Management, LP(1) 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor Teaneck, NJ 07666	1,086,758	—	1,086,758	6.6

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	1,031,381	—	1,031,381	6.3

Needham Investment Management, LLC(3) 445 Park Avenue New York, NY 10022	1,025,120	—	1,025,120	6.2

Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	956,598	—	956,598	5.8

Royce & Associates, LLC(5) 745 Fifth Avenue New York, NY 10151	842,815	—	842,815	5.1

Directors
Martin A. Kits van Heyningen(6)	628,034	110,924	738,958	4.4

Robert W.B. Kits van Heyningen	209,996	26,250	236,246	1.4

Stanley K. Honey (7)	116,875		116,875	*

Mark S. Ain	113,246		113,246	*

Charles R. Trimble	82,000		82,000	*

Bruce J. Ryan	70,000		70,000	*

Other Named Executive Officers
Brent C. Bruun	99,832	26,250	126,082	*

Robert J. Balog	78,654	26,250	104,904	*

Peter A. Rendall	52,455	37,500	89,945	*

Felise B. Feingold	41,876	26,250	68,126	*

All current directors and executive officers as a group (11 persons)[(8)]	1,579,340	279,674	1,859,014	11.1

*
Less than one percent.
KVH Industries, Inc. 2016 Proxy Statement 41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)
Information is based on a Schedule 13G filed by Systematic Financial Management, LP with the SEC on February 11, 2016. The Schedule 13G states that Systematic Financial Management, LP has sole voting power for 894,136 shares and sole dispositive power for 1,086,758 shares.
(2)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2016. The Schedule 13G/A states that BlackRock, Inc. has sole voting power for 1,006,052 shares and sole dispositive power for 1,031,381 shares.
(3)
Information is based on a Schedule 13G/A filed jointly by Needham Investment Management, L.L.C., Needham Asset Management, LLC and George A. Needham with the SEC on February 16, 2016. The Schedule 13G/A indicates that Needham Asset Management, LLC is the managing member of Needham Investment Management L.L.C. and that George A. Needham is a control person of Needham Asset Management, LLC. The Schedule 13G/A states that each reporting person may be deemed to share voting and dispositive power for all 1,025,120 shares.
(4)
Information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2016. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting power for 937,649 shares and sole dispositive power for 956,598 shares.
(5)
Information is based on a Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 19, 2016. The Schedule 13G/A states that Royce & Associates, LLC has sole voting and sole dispositive power for 842,815 shares.
(6)
Includes 10,515 shares of common stock and 924 stock options held by Martin A. Kits van Heyningen's spouse, who is our creative director.
(7)
Includes 108,000 shares of common stock held in trust of Stanley K. Honey and spouse.
(8)
Includes 2,523 shares of common stock held by Daniel R. Conway's spouse, who retired as our program manager in November 2013 and served as an engineering program management consultant until June 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to us with respect to 2015, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

42 KVH Industries, Inc. 2016 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

A majority of our directors are independent directors under the rules of the NASDAQ Stock Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board Meetings

During 2015, our Board of Directors met five times. Each incumbent director attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which he served during 2015. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, two of the six individuals then serving as directors attended the annual meeting.

Board Leadership Structure

Martin A. Kits van Heyningen currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board has determined that, at present, combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of KVH and our stockholders. The Board believes that the CEO's extensive knowledge of our businesses, expertise and leadership skills make him a more effective Chairman than an independent director.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.

The independent directors have designated Mr. Ain to serve as our Lead Independent Director. The Lead Independent Director will, among other functions, preside at all meetings of the Board at which the Chairman is not present and will serve as a liaison between the CEO and the independent directors. The Lead Independent Director also presides at executive sessions of the independent directors.

Risk Management

Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only six directors, four of whom are independent directors and two of whom are members of senior management. Of the four independent directors, three serve on each of the three principal Board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board's Audit Committee meets frequently during the year and discusses with management, our CFO and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.

Board Committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investors Relations page of our website at http://kvh.com/ircharters.

Audit Committee

As of December 31, 2015, our Audit Committee was comprised of Messrs. Ain, Honey, Ryan, and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors;

KVH Industries, Inc. 2016 Proxy Statement 43

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Ryan is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met nine times during 2015. For additional information regarding the Audit Committee, please see "Report of the Audit Committee."

Nominating and Corporate Governance Committee

As of December 31, 2015, our Nominating and Corporate Governance Committee was comprised of Messrs. Ain, Honey, Ryan and Trimble. Our Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met once during 2015.

Compensation Committee

As of December 31, 2015, our Compensation Committee was comprised of Messrs. Ain, Ryan and Trimble. The Compensation Committee's responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our Compensation Committee met once during 2015. For more information regarding the authority of the Compensation Committee, the extent of delegation to the Compensation Committee, our processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation for directors and executive officers, please see "Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

During 2015, the members of our Compensation Committee were Messrs. Ain, Ryan and Trimble. No member of our Compensation Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of ours or a member of our Compensation Committee.

Director Candidates and Selection Processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate's depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director's prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a

44 KVH Industries, Inc. 2016 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the Chairman of the Board who will in turn forward the nomination to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Corporate Governance

Our board believes that our corporate governance practices have been fundamental to our success. We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the Board of Directors and the Nominating and Corporate Governance Committee periodically refine our corporate governance policies, procedures and practices.

Majority Voting in Uncontested Director Elections

Our by-laws provide for majority voting in uncontested director elections. A contested election is an election in which the number of director candidates exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the Board of Directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections, including the elections at the 2016 annual meeting, will allow stockholders to vote "FOR" or "AGAINST" each nominee and will also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director's term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election at our annual meeting would continue serving as a director (sometimes referred to as a "holdover director") until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director receives more votes "AGAINST" his or her re-election than votes "FOR" his or her re-election, the Board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite majority vote and (ii) the acceptance of the resignation by the Board of Directors. If an incumbent director were to fail to obtain the requisite majority vote for re-election, the Nominating and Corporate Governance Committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the Board states that the Board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.

KVH Industries, Inc. 2016 Proxy Statement 45

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.

Certain Relationships and Related-Party Transactions

Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the Board of Directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the Audit Committee must review and approve in advance all related-party transactions. It is our policy that the Audit Committee review and approve transactions involving us and "related parties" (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given. Pre-approved transactions include:

•
compensation of directors and executive officers provided that such compensation is approved by the Board of Directors or Compensation Committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party's interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders.

The Audit Committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The Audit Committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors that it determines to be appropriate:

•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party's interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2015, nor are there any pending related-party transactions.

Kathleen Keating, the spouse of Mr. Martin A. Kits van Heyningen, serves as our senior director of creative and customer experience. For fiscal year 2015, total individual compensation for Kathleen Keating, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table for 2015, was approximately $214,000.

Thomas Kits van Heyningen, the son of Mr. Martin A. Kits van Heyningen, worked for us as an engineering intern during the summer of 2015. During this time, total compensation for Thomas Kits van Heyningen was approximately $4,400.

Mark S. Ain, a director, is a minority owner of and advisor to ETS International, a ground transportation service company. In 2015, we paid ETS International $16,640 for services rendered in 2015. The Audit Committee has determined such services are reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party. In assessing Mr. Ain's independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

46 KVH Industries, Inc. 2016 Proxy Statement

AUDIT COMMITTEE REPORT(1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company's consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company's independent registered public accounting firm. Our Board of Directors adopted a charter for the Audit Committee in February 2004, which was most recently revised in August 2013. The Audit Committee currently consists of four independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market for membership on the Audit Committee.

Our company's management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company's management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company's independent registered public accounting firm, the overall scope and plans for their audit of our company's consolidated financial statements for the year ended December 31, 2015. We met with them, with and without our company's management present, to discuss the results of their audits of our consolidated financial statements and of our company's internal control over financial reporting and to discuss with them the overall quality of our company's financial reporting.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as amended. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company's management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm's performance of non-audit services for our company is compatible with the auditors' independence, and concluded that the performance of such non-audit services did not impair the auditors' independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company's audited consolidated financial statements for the year ended December 31, 2015 be included in our company's annual report on Form 10-K.

The Audit Committee
Bruce J. Ryan (Chairman) Mark S. Ain Stanley K. Honey Charles R. Trimble

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.
KVH Industries, Inc. 2016 Proxy Statement 47

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.

Change of Independent Registered Public Accounting Firm for 2014

Effective June 6, 2014, the Audit Committee dismissed KPMG LLP and appointed Grant Thornton LLP as our independent registered public accounting firm. KPMG furnished us with a letter dated June 24, 2014, expressing its view that it was dismissed on June 4, 2014 rather than June 6, 2014.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement. In addition, during the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that for the year ended December 31, 2012, a material weakness existed in our internal control over financial reporting, as identified and described in management's assessment of our internal control over financial reporting for that year. The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report for the fiscal year ended December 31, 2012 indicated that we did not maintain effective internal control over financial reporting as of December 31, 2012 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated there was a material weakness related to control activities over the execution of wire transfers, approval of cash disbursements and other purchase transactions and review and approval of manual journal entries.

The material weakness arose from a fraudulent scheme by the most senior member of our accounting staff at our Danish subsidiary to misappropriate assets from us over a period of at least three years. The scheme included fraudulent wire transfers to a personal bank account, fraudulent documentation, forged signatures and use of a corporate credit card for personal expenses. For the three years ended December 31, 2013, the aggregate amount of misappropriated funds in any year ranged from approximately $118,000 to $250,000. We recovered these losses in 2013 through our insurance policies.

As described in our annual report on Form 10-K for the year ended December 31, 2013, management implemented a remediation plan and concluded that, as of December 31, 2013, the material weakness had been remediated and our internal control over financial reporting was effective. The Audit Committee of our Board of Directors discussed this material weakness with KPMG following the discovery of the fraudulent scheme and on several other occasions during the remediation period.

The Audit Committee of our Board of Directors authorized KPMG to respond fully to the inquiries of Grant Thornton concerning this material weakness.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014 preceding the engagement of Grant Thornton as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted Grant Thornton regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

48 KVH Industries, Inc. 2016 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees for Professional Services

The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2015 and 2014.

	Fees

	Grant Thornton

Fee category	2015	2014
Audit fees(1)	$728,331	$759,445
Audit-related fees(2)	4,000	394,368
Tax fees(3)	33,071	49,195
Total fees	$765,402	$1,203,008

(1)
Audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports, and the statutory audits of our foreign locations.
(2)
Audit-related fees consist of amounts billed arising from translation of statutory statements for our Denmark location in 2015 and 2014 and the audits of financial statements for acquisitions in 2014, including the Form 8-K/A filings.
(3)
Tax fees consist of amounts billed arising from services rendered for tax compliance for our Denmark, Norway, Singapore, Cyprus, United Kingdom and Hong Kong locations. Our Hong Kong location, one United Kingdom location, and one Singapore location were acquired as part of Super Dragon Limited and Videotel Marine Asia Limited (together referred to as Videotel) in 2014.

We did not engage Grant Thornton LLP to provide any other services during or with respect to 2015 or 2014.

Pre-Approval Policies and Procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

KVH Industries, Inc. 2016 Proxy Statement 49

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2017 annual meeting of stockholders must be received by us at our executive offices no later than December 26, 2016 or, if the date of that meeting is more than 30 calendar days before or after June 15, 2017, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the Board of Directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. For example, if we were to hold our 2017 annual meeting on May 3, 2017, in order to bring an item of business before the 2017 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us not later than March 4, 2017. If we were to hold our 2017 annual meeting before May 3, 2017, and if we were to give less than 70 days' notice or prior public disclosure of the date of that meeting, then the stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on April 18, 2016 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

50 KVH Industries, Inc. 2016 Proxy Statement

Appendix A

KVH INDUSTRIES, INC.
2016 EQUITY AND INCENTIVE PLAN

Section 1.    Purposes of the Plan

The purposes of the KVH Industries, Inc. 2016 Equity and Incentive Plan (the "Plan") are to (i) provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of KVH Industries, Inc. (the "Company") and its Subsidiaries (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Subsidiaries, (ii) to assist the Company and its Subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company's stockholders.

Section 2.    Definitions

The following terms shall be defined as set forth below:

"Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Administrator" is defined in Section 3(a).

"Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards.

"Award Agreement" shall mean the agreement, whether in written or electronic form, specifying the terms and conditions of an Award granted under the Plan.

"Board" means the Board of Directors of the Company.

"Cash Awards" means Awards granted pursuant to Section 12.

"Cause," unless otherwise provided in an Award Agreement or another agreement with an Award holder, means, with respect to any Award holder, a determination by the Company (including the Board) or any Subsidiary, in its sole discretion, that the holder's employment or other relationship with the Company or any such Subsidiary should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company or any Subsidiary are parties, (ii) any act (other than retirement, Disability or authorized leave of absence) or omission to act by the Award holder that may reflect adversely on the business, operations or reputation of the Company or any Subsidiary or that may expose the Company or any Subsidiary to a risk of criminal liability or material fines, damages or penalties (including injunctive relief) or that may impair the Award holder's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than an ordinary traffic violation), (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any Subsidiary or (iv) a violation of any code of ethics, code of conduct or other policy applicable to him or her.

"Change of Control" is defined in Section 20.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

"Committee" means the Committee of the Board referred to in Section 3.

"Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

"Disability" means a total and permanent disability as provided in the long-term disability plan or policy maintained, or most recently maintained, by the Company or a Subsidiary, as applicable, for the holder of the Award, whether or not such individual actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the holder of the Award, or if the determination of disability relates to an Incentive Stock Option and the continued qualification of the Option is dependent upon such determination, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether an individual is disabled will be made by the Administrator and may be supported by the advice of a physician competent in the area to which such disability relates.

"Dividend Equivalent Right" means Awards granted pursuant to Section 13.

"Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 22.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Fair Market Value" means the closing price of the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

"Grant Date" means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the recipient within a reasonable time after the grant.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

"Independent Director" means a member of the Board who is a "Non-Employee Director" (or equivalent) under Rule 16b-3 promulgated under the Exchange Act or any successor or similar provision.

"Nonstatutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

"Outside Director" means a member of the Board who is: (i) not a current employee of the Company or any Subsidiary, (ii) not a former employee of the Company or any Subsidiary who receives compensation from the Company or any Subsidiary for prior services (other than benefits under a qualified retirement plan) during the taxable year, (iii) has not been an officer of the Company or any Subsidiary, and (iv) does not receive remuneration from the Company or any Subsidiary, either directly or indirectly in exchange for goods or services, in any capacity other than as a director, all as set out in detail in Treasury Regulation 1.162-27(e)(3).

"Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Period. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company as a whole, or a unit, division, department, group, line of business, or other business unit, whether or not legally constituted, in which the individual works) that will be used to establish Performance Goals are limited to the following (any of which may be determined in such manner as the Administrator shall determine and may be adjusted to include or exclude equity-based compensation, incentive compensation, transaction expenses, restructuring expenses and other one-time, non-recurring, unusual, volatile or other items determined by the Administrator not to reflect the desired performance criteria): (i) stock price, (ii) market share, (iii) gross or net sales, (iv) gross or net revenue, (v) return on equity, assets, investment or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii)working capital, (ix) costs or expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow), (xiii) customer satisfaction, (xiv) operating income, (xv) net income, (xvi) research and development, (xvii) product releases, (xviii) manufacturing, (xix) acquisitions, divestitures, joint ventures, licenses or other strategic transactions, or (xx) any combination of the foregoing, any of which under the preceding clauses (i) through (xx) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or market index.

"Performance Goals" means, for a Performance Period, the specific goals established in writing by the Administrator for a Performance Period based upon the Performance Criteria.

"Performance Period" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award, or Cash Award. Each such period shall not be less than 12 months.

"Performance Share Award" means Awards granted pursuant to Section 11.

"Reporting Persons" means a person subject to Section 16 of the Exchange Act.

"Restricted Stock Award" means Awards granted pursuant to Section 8.

"Restricted Stock Units" means Awards granted pursuant to Section 9.

"Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

"Stock" means the common stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 4.

"Stock Appreciation Right" means an Award granted pursuant to Section 7.

"Subsidiary" means any corporation or other entity (other than the Company) in which the Company owns at least a 50% interest or controls, either directly or indirectly.

"Termination Date" means the date, as determined by the Administrator, that an individual's employment or service relationship, as applicable, with the Company or a Subsidiary terminates for any reason.

"Unrestricted Stock Award" means any Award granted pursuant to Section 10.

Section 3.    Administration of Plan

  (a)    Committee.    It is intended that the Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator"), as determined by the Board from time to time; provided that (i) for purposes of Awards to directors or Reporting Persons of the Company, the Administrator shall be deemed to include only directors who are determined by the Board to be Independent Directors, and no director who is not such an Independent Director shall be entitled to vote or take action in connection with any such proposed Award and (ii) for purposes of Performance Based Awards, the Administrator shall be a committee of the Board composed of two or more persons who are determined by the Board to be Outside Directors. Notwithstanding the foregoing, the failure of any person to qualify as an Independent Director or an Outside Director shall not affect the validity of any Award granted or other action taken hereunder.

  (b)    Powers of Administrator.    Subject to the restrictions in Sections 3(c) and 3(d), the Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

    (i)     to select the individuals to whom Awards may from time to time be granted;

    (ii)     to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards, or any combination of the foregoing, granted to any one or more grantees;

    (iii)    to determine the number of shares of Stock to be covered by any Award;

    (iv)   to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

    (v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

    (vi)   subject to the provisions of Section 6(a)(ii), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised;

    (vii)   to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

    (viii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration and operation of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan; and

    (ix)   to make any adjustments or modifications to Awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants, to fulfill the purposes of the Plan and/or to comply with applicable laws.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

  (c)    Minimum Vesting Requirement; Five Percent Exception.    The Administrator shall not grant any Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Performance Share Award that vests or becomes exercisable, either in full or in part, within one (1) year after the date of grant, or grant any Unrestricted Stock Award. Notwithstanding the foregoing, Awards (including Unrestricted Stock Awards) that result in the issuance of an aggregate of up to five percent (5%) of the maximum number of shares issuable under the Plan pursuant to Section 4(a), as adjusted pursuant to Section 4(b), may be granted without regard to such minimum vesting or exercisability requirements.

  (d)    Restrictions on Repricing; Minimum Performance Period.    Except in connection with the initial issuance of substitute Awards pursuant to Section 4(c), the Administrator shall not take any of the following actions without shareholder approval:

    (i)     except as contemplated by Section 4(b), reprice any outstanding Stock Option or Stock Appreciation Right; for this purpose, a "repricing" means (A) reducing the exercise price of any Stock Option or Stock Appreciation Right, (B) canceling any Stock Option or Stock Appreciation Right in exchange for a Stock Option or Stock Appreciation Right with a lower exercise price, (C) canceling any Stock Option or Stock Appreciation Right in exchange for another Award, (D) canceling any Stock Option or Stock Appreciation Right in exchange for cash (except as contemplated by Section 20(a)(iii)) or (E) taking any other action that would constitute a "repricing" under generally applicable accounting principles; or

    (ii)     other than by reason of, or in connection with, death, Disability or a Change of Control, accelerate or amend the aggregate period over which any Performance Share Award is measured such that it is less than one (1) year.

  (e)    Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not Reporting Persons or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

  (f)     Indemnification.    Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

Section 4.    Stock Issuable under the Plan; Mergers; Substitution

  (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan (the "Pool") shall be 3,000,000 shares plus an additional number of shares (not to exceed 1,716,988 shares) equal to the number of shares (i) that on the Effective Date are subject to outstanding awards under the Company's 2006 Stock Incentive Plan, as amended, and its Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan that are subsequently forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) and (ii) that, if such award had been issued under the Plan, would be added back to the shares of Stock available for issuance under the Plan (which shares shall be added at the ratio of one share for each share subject to a stock option or stock appreciation right and at the ratio of two shares for each share subject to any other type of award). All of the foregoing amounts shall be subject to adjustment as provided in Section 4(b). For purposes of this limitation, in respect of any shares of Stock under any Award which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee's purchase price (other than by exercise) ("Unissued Shares"), the number of shares of Stock that were removed from the Pool for such Unissued Shares shall be added back to the Pool. Notwithstanding the foregoing, upon the exercise of any Award to the extent that the Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the Pool shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered (or attested to) or withheld. For the avoidance of doubt, any shares repurchased by the Company using the proceeds from the exercise of any Stock Option shall not be added back to the Pool. Solely for the purpose of applying the overall share limitation above, and not for purposes of the limit on Awards to any individual set forth below, each Stock Option or Stock Appreciation Right granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted, and each grant of an Award other than a Stock Option or Stock Appreciation Right under this Plan shall reduce the number of shares available for grant by two shares for every one share granted. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options; provided, however, than the maximum number of shares of Stock subject to all Awards that may be granted under this Plan to any individual in the aggregate in any fiscal year of the Company shall not exceed 250,000 shares (or, in the case of a non-employee director, 100,000 shares), subject to adjustment under Section 4(b) below. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market.

  (b)    Changes in Stock.    Subject to Section 20 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company or other property, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation, conversion, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities or other property of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares of Stock that can be granted to any one individual grantee, (iii) the maximum number of shares that may be granted under a Performance-Based Award, (iv) the number and kind of shares or other securities or property subject to any then outstanding Awards under the Plan, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

  The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

  (c)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and equity-based awards held by employees, directors or other key persons of another corporation or entity in connection with the merger or consolidation of the relevant corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or equity of the relevant corporation or entity. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not be subject to Sections 3(c) and 3(d) and shall not count against the share limitation applicable to individuals set forth in the penultimate sentence of Section 4(a).

Section 5.    Eligibility

Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries.

Section 6.    Stock Options

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.

  (a)    Stock Options.    Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

    (i)     Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.

    (ii)     Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the Grant Date.

    (iii)    Exercisability; Rights of a Stockholder.    Subject to Section 3(c), Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

    (iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

      (A)    In cash, or by certified or bank check or other instrument acceptable to the Administrator;

      (B)   Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

      (C)   By a "cashless exercise" arrangement pursuant to which the optionee delivers to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;

      (D)   By a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or

      (E)    Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws, as determined by the Administrator. In the event an optionee chooses to pay the purchase price with previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

    (v)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

    (vi)   Exercise Period following Termination.    When an optionee's employment (or other service relationship) with the Company and its Subsidiaries terminates, the optionee's Stock Options may be exercised within the period of time specified in the Award Agreement evidencing the Option, to the extent that the Option is vested on the optionee's Termination Date. In the absence of a specific period of time set forth in the Award Agreement, a Stock

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    Option shall terminate immediately upon the optionee's Termination Date in the event of termination by the Company or a Subsidiary for Cause, and shall remain exercisable (to the extent vested on the optionee's Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability, death or Cause; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if an optionee dies within three (3) months after his or her Termination Date; provided, however, that in no event shall any Option be exercisable after the expiration of the term of such Option.

  (b)    Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement regarding a given Option, or may agree in writing with respect to an outstanding Option, that the optionee may transfer his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

Section 7.    Stock Appreciation Rights

  (a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right is an Award entitling the recipient to receive cash or shares of Stock, as determined by the Administrator, having a value on the date of exercise calculated as follows: (i) the Grant Date exercise price of a share of Stock is (ii) subtracted from the Fair Market Value of the Stock on the date of exercise and (iii) the difference is multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

  (b)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the Grant Date.

  (c)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 6 of the Plan.

  (d)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. Subject to Section 3(c), Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. The term of a Stock Appreciation Right may not exceed ten years.

  (e)    Restrictions of Transfer.    Except as specifically provided in the Award Agreement, Stock Appreciation Rights, and all rights with respect to such Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

  (f)     Exercise Period following Termination.    When a recipient's employment (or other service relationship) with the Company and its Subsidiaries terminates, the recipient's Stock Appreciation Rights may be exercised within the period of time specified in the Award Agreement evidencing the Stock Appreciation Right, to the extent that the Stock Appreciation Right is exercisable on the recipient's Termination Date. In the absence of a specific period of time set forth in the Award Agreement, a Stock Appreciation Right shall terminate immediately upon the recipient's Termination Date in the event of termination by the Company or a Subsidiary for Cause, and shall remain exercisable (to the extent exercisable on the recipient's Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability, death or Cause; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if a recipient dies within three (3) months after his or her Termination Date; provided, however, that in no event shall any Stock Appreciation Right be exercisable after the expiration of the term of such Stock Appreciation Right.

Section 8.    Restricted Stock Awards

  (a)    Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (if any) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement within a reasonable time after the Grant Date. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

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  (b)    Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any exceptions or conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

  (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, if any, from the grantee or the grantee's legal representative. Unless otherwise stated in the written instrument evidencing the Restricted Stock Award, any Restricted Stock for which the grantee did not pay any purchase price and which is not vested at the time of the grantee's termination of employment (or other service relationship) shall automatically be forfeited immediately following such termination.

  (d)    Vesting of Restricted Stock.    Subject to Section 3(c), the Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to forfeiture or the Company's right of repurchase as provided in Section 8(c) above.

  (e)    Restriction Period.    Restricted Stock subject to vesting upon the attainment of performance goals or objectives shall not vest until the later of (i) the attainment of the stated performance goals or objectives and (ii) the completion of a restriction period of at least one (1) year after the Grant Date. All other Restricted Stock shall vest after a restriction period of not less than three (3) years after the Grant Date; provided, however, that any Restricted Stock with a time-based restriction may become vested incrementally over such three-year period.

  (f)     Waiver, Deferral and Reinvestment of Dividends.    The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 9.    Restricted Stock Units

  (a)    Nature of Restricted Stock Units.    A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the Award Agreement evidencing the Award) for each Restricted Stock Unit awarded to a grantee and represents an unfunded and unsecured obligation of the Company. Subject to Section 3(c), the Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Units subject to vesting upon the attainment of performance goals or objectives shall not vest until the later of (i) the attainment of the stated performance goals or objectives and (ii) the completion of a restriction period of at least one (1) year after the Grant Date. All other Restricted Stock Units shall vest after a restriction period of not less than three (3) years after the Grant Date; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Administrator, in its discretion, may determine, either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

  (b)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with

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  Dividend Equivalent Rights with respect to the unissued shares of Stock underlying his or her Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

  (c)    Restrictions of Transfer.    Except as specifically provided in the Award Agreement, Restricted Stock Units, and all rights with respect to such Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

  (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate immediately following the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 10.    Unrestricted Stock Awards

  (a)    Grant or Sale of Unrestricted Stock.    Subject to the five percent (5%) limit set forth in Section 3(c), the Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

  (b)    Restrictions on Transfers.    The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 11.    Performance Share Awards

  (a)    Nature of Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals; provided however that the Administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a Performance Share Award will be settled in cash. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Subject to Section 3(c), the Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not, at the time of issuance, be less than one (1) year), and all other limitations and conditions.

  (b)    Restrictions of Transfer.    Except as specifically provided in the Award Agreement, Performance Share Awards, and all rights with respect to such Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

  (c)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate or book entry evidencing the acquisition of shares of Stock (unless the Administrator has provided for cash settlement) only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

  (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate immediately following the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12.    Cash Awards

The Administrator, in its discretion, may provide for cash payments to be made under the Plan as a form of Award, and may provide for Cash Awards to be made to Covered Employees pursuant to Section 13 below. Such Cash Awards may be made subject to such terms, conditions and restrictions as the Administrator considers necessary or advisable.

Section 13.    Performance-Based Awards to Covered Employees

  (a)    Performance-Based Awards.    A Performance-Based Award means any Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Cash Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and any regulations appurtenant thereto. Any Performance-Based Award that is a Restricted Stock Award, Restricted Stock Unit or Performance Share Award shall be subject to Section 3(c). Any employee or other key person providing services to the Company and who is selected

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  by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Cash Award payable upon the attainment of Performance Goals that are established by the Administrator and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

  (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable Performance Goals. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

  (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, shall calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Period. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce (but not increase) or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

  (d)    Maximum Award Payable.    The maximum number of shares of Stock subject to all Performance-Based Awards payable to any one Covered Employee (whether such Awards are settled in Stock or in cash) under the Plan with respect to each year of a Performance Period is 300,000 shares of Stock (subject to adjustment as provided in Section 4(b) hereof). With respect to any Cash Awards, no more than $2,000,000 may be paid to any one Covered Employee with respect to each year of a Performance Period.

Section 14.    Dividend Equivalent Rights

  (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award, other than a Stock Option or a Stock Appreciation Right, or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. Notwithstanding anything to the contrary, the payment of dividends or Dividend Equivalent Rights granted in connection with a Performance-Based Award shall be deferred until, and conditioned upon, the attainment of the applicable Performance Goals and such other factors or criteria as the Administrator may determine in its sole discretion.

  (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may, but need not, provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

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Section 15.    Tax Withholding

  (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes taxable, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

  (b)    Payment in Stock.    If provided in the instrument evidencing an Award, either the grantee or the Company may elect to have the statutory minimum required tax withholding obligation satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due, or (ii) allowing a grantee to transfer to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due.

Section 16.    Section 409A Awards

To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A.

Section 17.    Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

  (a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

  (b)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 18.    Amendments and Termination

Subject to requirements of law or any stock exchange or similar rules which would require a vote of the Company's shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 4(b).

Section 19.    Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

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Section 20.    Change of Control Provisions

  (a)    Upon the occurrence of a Change of Control as defined in this Section 20, the Administrator may, in its sole discretion, take any one or more (or none) of the following actions:

    (i)     make appropriate provision for each Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Performance Share Award to be assumed or remain outstanding, in which case, if in connection with such Change of Control the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities or other property of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in the number and kind of securities or property ("Substitute Consideration") subject to such Awards, and any exercise price thereof; for avoidance of doubt, (A) this clause (i) does not automatically accelerate the vesting or exercisability of any Award, which shall remain solely within the discretion of the Administrator pursuant to clause (ii) below and (B) subject to any such discretionary acceleration, the holder of any Award shall not be entitled to receive any Substitute Consideration (other than securities subject to restriction under a Restricted Stock Award) until the exercise or vesting of such Award;

    (ii)     accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on (including deeming any performance goals to be satisfied at the target level or, in the Administrator's sole discretion, based on the actual performance achieved through the effective date of the Change of Control (as determined by the Administrator)), each unexercised and unexpired Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Performance Share Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Administrator;

    (iii)    provide that the Company shall make or provide for a cash payment to each holder of an outstanding Stock Option or Stock Appreciation Right equal to the difference between (A) the fair market value of the per share consideration (whether cash, securities or other property or any combination of the above) the holder of a share of Stock will receive upon consummation of the Change of Control (the "Per Share Transaction Price") times the number of shares of Stock subject to such outstanding Stock Option or Stock Appreciation Right to the extent then exercisable (or to such greater extent that the Administrator shall have accelerated the time for exercise of such unexercised and unexpired Stock Option or Stock Appreciation Right, which may be in full or in part) and (B) the aggregate exercise price of all such outstanding vested Stock Options or Stock Appreciation Rights, in exchange for the termination of such vested Awards; and provided further that the Administrator may provide that to the extent any Stock Options or Stock Appreciation Rights are exercisable at a price equal to or in excess of the Per Share Transaction Price, such Awards shall terminate immediately upon the effective date of the Change of Control without any payment being made to the holders of such Awards; and

    (iv)   cancel each outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit and Performance Share Award as of the effective date of any such Change of Control, provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such a Stock Option or Stock Appreciation Right shall have the right to exercise such Award to the extent that the same is then exercisable (or to such greater extent that the Administrator shall have accelerated the time for exercise of all such unexercised and unexpired Awards, which may be in full or in part), during a specified period of time preceding the effective date of such Change of Control, which period may end prior to such effective date.

The Administrator need not take the same or similar action with respect to any two or more Awards and shall have the sole discretion to determine whether and to what extent any action under clause (i), (ii), (iii) or (iv) above shall apply to all, or only some, or none of the Awards. Notwithstanding any provision above, and regardless of any other action taken with regard to outstanding Stock Options or Stock Appreciation Rights, the Administrator may provide, pursuant to written notice to holders of outstanding Stock Options and Stock Appreciation Rights, that Stock Options and Stock Appreciation Rights may not be exercised during a specified period of time ending prior to the effective date of the Change of Control.

  (b)    "Change of Control" shall mean the occurrence of any one of the following events:

    (i)     any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date, a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, in one or a series of transactions, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

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    (ii)     the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or a parent thereof) outstanding immediately after such merger or consolidation;

    (iii)    the closing of a sale or disposition by the Company of all or substantially all of the Company's assets;

    (iv)   individuals who constitute the Board on the Effective Date ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a member of the Board subsequent to the Effective Date, whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

    (v)    a complete liquidation or dissolution of the Company;

provided, in each case, that such event also constitutes a "change in control event" within the meaning of the Treasury Regulation Section 1.409A-3(i)(5) if necessary to avoid the imposition of additional taxes under Section 409A.

Section 21.    General Provisions

  (a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements, whether located in the United States or a foreign jurisdiction, have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2),(3), and (4).

Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

  (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, or placed such shares in electronic form in the grantee's account. In lieu of delivery of stock certificates, the Company may, to the extent permitted by law and the Certificate of Incorporation and by-laws of the Company, issue shares of Stock hereunder in book entry form.

  (c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

  (d)    Insider Trading Policy.    Exercises of Stock Options and exercise or settlement of other Awards under the Plan shall be subject to the Company's insider trading policy, as in effect from time to time.

  (e)    Recoupment or Forfeiture of Compensation.    All Awards granted under the Plan shall be subject to (i) the provisions of applicable law providing for the recoupment or clawback of incentive or other compensation, including without limitation Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (enacting Section 10D of the Exchange Act) and the requirements of any stock exchange to which the Company is subject, (ii) the provisions of any Award Agreement providing for recoupment or clawback of compensation and (iii) the provisions of any recoupment, clawback or similar policy of the Company that may be in effect or that the Company may adopt from time to time. In addition, the Administrator shall be entitled to take such action as it shall determine, in its sole discretion, to be necessary or appropriate to recoup or claw back all or any portion of any Award or any Stock, payment other consideration (including without limitation any proceeds of any

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  sale or other disposition thereof) acquired or received in respect thereof arising or resulting from any misconduct, any accounting restatement to correct an error, or any other miscalculation, error or mistake. Such action may include without limitation termination, cancellation, reduction, limitation, rescission, amendment or modification of any Award or any vesting, issuance of Stock, payment or other consideration in respect thereof. A participant shall cooperate with the Company's efforts to recoup or claw back any such compensation and shall, in accordance with the Administrator's determination, forfeit, return to the Company, or reimburse the Company for, any such compensation.

  (f)     Delivery and Execution of Electronic Documents.    To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Administrator.

Section 22.    Effective Date of Plan

This Plan shall become effective upon approval of the Plan by the stockholders of the Company in accordance with law, the Company's Certificate of Incorporation and By-Laws and the applicable requirements of any stock exchange. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

Section 23.    Governing Law

This Plan and all Awards and actions taken hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles.

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Appendix B

KVH INDUSTRIES, INC.
AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated as of April 21, 2016)

1.     PURPOSE.

The KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of KVH Industries, Inc. (the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.     DEFINITIONS.

  (a)
  "Board" means the Board of Directors of the Company.

  (b)
  "Code" shall have the meaning set forth in Section 1.

  (c)
  "Committee" means the Compensation Committee of the Board.

  (d)
  "Common Stock" means the common stock, $.01 par value per share, of the Company.

  (e)
  "Company" shall also include any Subsidiary of KVH Industries, Inc. designated as a participant in the Plan by the Board, unless the context otherwise requires. Any Subsidiary that is so designated as a participant in the Plan shall be a participant with respect to each Offering, unless the Board determines otherwise.

  (f)
  "Compensation" means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

  (g)
  "Employee" means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any Subsidiary that has been designated as a participant in the plan pursuant to subsection (e) above.

  (h)
  "Fair Market Value" on any given date means the closing sale price of the Common Stock on the national securities exchange on which the Common Stock is principally traded on such date, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable (or, if the Common Stock is not traded on such date, the next preceding date on which the Common Stock was traded), or, if the Common Stock is not traded on any national securities exchange, the fair market value as determined by the Committee or using such methods and procedures as the Committee may determine.

  (i)
  "Investment Accounts" shall have the meaning set forth in Section 9.

  (j)
  "Offering" shall have the meaning set forth in Section 4.

  (k)
  "Offering Commencement Date" shall have the meaning set forth in Section 4.

  (l)
  "Offering Period" shall mean a period of approximately six months beginning on an Offering Commencement Date and ending on the Offering Termination Date for such period, or such other period as determined by the Committee.

  (m)
  "Offering Termination Date" shall have the meaning set forth in Section 4.

  (n)
  "Plan" shall have the meaning set forth in Section 1.

  (o)
  "Subsidiary" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in Section 424 of the Code.
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3.     ELIGIBILITY.

  (a)
  Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

  (b)
  Each Employee shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of twelve months of continuous service with the Company and/or any of its Subsidiaries. Notwithstanding the foregoing, no Employee shall be granted an option under the Plan:

  (i)
  if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; for purposes of this Section the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee; or

  (ii)
  which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiaries to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Section, the rules of Section 423(b)(8) of the Code shall apply.

4.     OFFERING DATES.

The right to purchase stock hereunder shall be made available through six-month offerings (the "Offering" or "Offerings") to Employees eligible in accordance with Section 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement ("Offering Commencement Date") and termination date ("Offering Termination Date") for each Offering.

5.     PARTICIPATION.

Any eligible Employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company's Treasurer at least twenty (20) days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Section 4. Participation in any one or more Offerings shall neither limit, nor require, participation in any other Offering.

6.     PAYROLL DEDUCTIONS.

  (a)
  At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of six percent.

  (b)
  Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Section 10.

  (c)
  All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

  (d)
  A participant may not increase or otherwise change his deduction percentage during an Offering Period, however a participant may withdraw from the Plan at any time during the applicable Offering Period.

7.     GRANTING OF OPTION.

  (a)
  On the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to the lowest of: (a) a number of shares determined by dividing the sum of (i) the payroll deductions that have been withheld for the account of the participating Employee during the applicable Offering Period plus (ii) any amounts in the Employee's account on the Offering Commencement Date that have been carried forward from prior Offerings, by the Option Price (as defined herein); (b) five thousand (5,000) shares; and (c) such lesser maximum number of shares as shall been established by the Committee in advance of the Offering Period, provided, however, that such option shall be subject to the limitations set forth in Section 3 above.
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  (b)
  The purchase price for each share of Common Stock purchased under each option (the "Option Price") will be 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or the Offering Termination Date, whichever is less.

8.     EXERCISE OF OPTION.

  (a)
  Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which options have been granted the Employee pursuant to Section 7(a)), and, except as set forth in Section 8(b) below, any excess in his account at that time will be returned to the Participant.

  (b)
  Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to him.

9.     INVESTMENT ACCOUNTS.

All shares of Common Stock purchased pursuant to Section 8 shall be held in separate investment accounts ("Investment Accounts") maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Board or the Committee for the participants. Each Investment Account shall be in the name of the participating Employee. All dividends, if any, paid with respect to shares of Common Stock in a participant's Investment Account shall be credited to his or her Investment Account. Each participant shall have all of the rights and privileges of a stockholder of the Company with respect to those shares purchased under the Plan and held in his or her Investment Account.

10.  WITHDRAWAL AND TERMINATION.

  (a)
  Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

  (b)
  A participant's election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

  (c)
  Upon termination of the participant's employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Section 14.

  (d)
  Upon termination of the participant's employment because of death, his beneficiary (as defined in Section 14) shall have the right to elect, by written notice given to the Company's Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

  (i)
  to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

  (ii)
  to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable Option Price (subject to the limitation contained in Section 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.
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11.  INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating Employee.

12.  STOCK.

  (a)
  The maximum number of shares of Common Stock available for issuance and purchase by Employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 17 shall be 1,650,000. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Section 8 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and the balances of payroll deductions credited to the account of each participant under the Plan shall be returned to the participant.

  (b)
  The participant will have no interest in stock covered by his option until such option has been exercised.

13.  ADMINISTRATION.

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.  DESIGNATION OF BENEFICIARY.

A participant may file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.  TRANSFERABILITY.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.  USE OF FUNDS.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  EFFECT OF CHANGES OF COMMON STOCK.

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee to be necessary to preserve the rights of the holder of such option.

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18.  AMENDMENT OR TERMINATION.

The Board may at any time terminate or amend the Plan, except that any amendment to increase the aggregate number of shares reserved under the Plan (except pursuant to Section 17) shall require approval of the stockholders of the Company. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan. Notwithstanding the foregoing, the Board or Committee may, at any time, terminate the Plan and refund (without interest) amounts in participants' accounts or shorten any ongoing or future Offering Period.

19.  NO RIGHT TO EMPLOYMENT.

Neither eligibility to participate in, nor participation in, the Plan shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate employment of any Employee.

20.  NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

21.  MERGER OR CONSOLIDATION.

If the Company shall at any time merge into or consolidate with another corporation or entity, or shall engage in any recapitalization, reorganization or similar transaction, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of Common Stock was entitled to receive upon and at the time of such merger, consolidation, recapitalization, reorganization or similar transaction. In accordance with this Section and Section 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes. In the event that any surviving or resulting corporation or entity shall refuse to participate in such substitution, any Offering Period then in progress shall be shortened by setting a new Offering Termination Date which shall be prior to the date of the proposed merger, consolidation, recapitalization, reorganization or similar transaction.

22.  EFFECTIVE DATE.

The Plan, as amended and restated, shall become effective when approved by the stockholders of the Company.

23.  GOVERNMENTAL AND OTHER REGULATIONS.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations, as determined in the discretion of the Company, and to such approvals by any regulatory or governmental agency as may be required, as determined in the discretion of the Company. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the State of Delaware. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

* * *

B-5

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 15, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/KVHI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4. 1. Election of Class II directors to a three year term: ForAgainst Abstain + ForAgainst Abstain ForAgainst Abstain 01 - Martin A. Kits van Heyningen 02 - Charles R. Trimble For Against Abstain 2. To approve the KVH Industries, Inc., 2016 Equity and Incentive Plan, under which an aggregate of 4,716,988 shares of our common stock will be made available for discretionary grants of stock options, restricted stock and other stock-based awards 3. To approve the KVH Industries, Inc., Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available in the plan by 1,000,000 to 1,650,000 For Against Abstain 4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 7 6 6 3 1 02CGMC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Dear Stockholder, Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card. Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 15, 2016. Thank you in advance for your prompt consideration of these matters. Sincerely, KVH Industries, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 15, 2016 The proxy statement for the 2016 annual meeting of stockholders of KVH Industries, Inc. and the related 2015 annual report to stockholders are available on the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” or other tracking devices to identify visitors. You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — KVH Industries, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Proxy for Annual Meeting of Stockholders to be held on June 15, 2016 The undersigned, revoking all prior proxies, hereby appoints Peter A. Rendall and Felise Feingold, and each of them, proxy and attorney-in-fact, with power to act without the other and with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, on June 15, 2016, at 11:00 a.m., Eastern time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 25, 2016, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy will be voted as recommended by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.